UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SCANA CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Your VOTE is Important

SCANA Corporation 2014 Proxy Materials

Chairman’s Letter and 2013 Highlights,

Notice of 2014 Annual Meeting,

Proxy Statement for Annual Meeting,

Annual Financial Statements,

Management’s Discussion and

    Analysis and Related Annual

    Report Information

Page
CHAIRMAN’S LETTER AND 2013 HIGHLIGHTS

NOTICE OF 2014 ANNUAL MEETING

PROXY STATEMENT

INFORMATION ABOUT THE SOLICITATION OF PROXIES	1

MATTERS TO BE CONSIDERED AT THE 2014 ANNUAL MEETING	1

VOTING PROCEDURES	2

PROPOSAL 1 — ELECTION OF DIRECTORS	5

NOMINEES FOR DIRECTORS	6

CONTINUING DIRECTORS	7

ADDITIONAL INFORMATION ABOUT EXPERIENCE AND QUALIFICATION OF DIRECTORS AND NOMINEES	9

BOARD MEETINGS — COMMITTEES OF THE BOARD	11

GOVERNANCE INFORMATION	13

RELATED PARTY TRANSACTIONS	18

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

EXECUTIVE COMPENSATION	21

Compensation Committee Processes and Procedures	21

Compensation Committee Interlocks and Insider Participation	22

Compensation Risk Assessment	22

Compensation Discussion and Analysis	22

Compensation Committee Report	37

Summary Compensation Table	38

2013 Grants of Plan-Based Awards	39

Outstanding Equity Awards at 2013 Fiscal Year-End	40

2013 Option Exercises and Stock Vested	41

Pension Benefits	42

2013 Nonqualified Deferred Compensation	43

Potential Payments Upon Termination or Change in Control	45

DIRECTOR COMPENSATION	53

2013 Director Compensation Table	56

AUDIT COMMITTEE REPORT	57

PROPOSAL 2 — APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	58

PROPOSAL 3 —APPROVAL OF BOARD-PROPOSED AMENDMENTS TO ARTICLE 8 OF OUR ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS	59

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION	61

OTHER INFORMATION	62

FINANCIAL APPENDIX

Index to Annual Financial Statements, Management’s Discussion and Analysis and Related Annual Report Information

March 24, 2014

Dear Shareholders:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Daylight Time, on Thursday, April 24, 2014. The meeting will be held at Leaside, 100 East Exchange Place, Columbia, South Carolina 29209. Directions are on the back of the ticket and on page 63 of this Proxy Statement. An admission ticket is required and is enclosed as part of your proxy card if you were a shareholder of record on the record date, March 4, 2014. If you hold your shares through a broker, you must provide proof of ownership on the record date in order to attend the meeting.

At our 2014 Annual Meeting of Shareholders I will provide a brief report on SCANA’s 2013 business results. I welcome the opportunity to discuss some of our accomplishments for 2013, as well as some of our challenges for 2014 and beyond. I hope you will be able to join us at our Annual Meeting, but for those of you who will be unable to attend the meeting, I would like to highlight here some of our most significant accomplishments over the last year, which include:

•	We exceeded our publicly disclosed 2013 growth in earnings per share target goal of 4.5% by achieving earnings per share growth of 6.3% for the second consecutive year;

•	Our operations and maintenance expenses were under budget by over $12 million, with no resulting negative impact on our commitment to safety, reliability, or customer service;

•

In March 2013, we achieved an important and difficult milestone by being the first company in 30 years to complete a nuclear island basemat concrete pour in the United States. The historic milestone was achieved for V.C. Summer Station Unit 2 and was an accomplishment for our employees, our shareholders, and the nuclear industry. In November 2013, we also poured basemat concrete at V.C. Summer Station Unit 3;

•

We successfully reduced and redeployed certain of our workforce while pursuing important initiatives such as succession development, renewable fuels, and our new nuclear construction project. Our employees recognize the challenges facing our Company and the need for such workforce changes and have supported the efforts with no negative impact to safety, reliability, or customer service; and

•

Our Board of Directors considered the positive results of 2013, along with the confidence the Company has in its long-term strategy to grow dividends fairly consistent with earnings growth, in making its determination to increase our common stock dividend rate. In February 2014, our Board of Directors raised the quarterly cash dividend on the Company’s common stock to 52 1/2 cents per share from 50 3/4 cents per share, an increase of 3.5%. This action increases the indicated annual dividend rate to $2.10 per share from $2.03 per share.

Also, importantly, our 2014 Proxy Statement includes a Board proposal for the declassification of our Board of Directors. Our Board is committed to strong corporate governance practices. In considering the 2012, 2013 and 2014 shareholder proposals we received, as well as the growing support of institutional investor groups for the annual election of directors, the Board took into account the advantages and disadvantages of a classified board. After carefully reviewing the various considerations, the Board decided to propose an amendment to our Articles of Incorporation to declassify the Board and to submit it to our shareholders with a recommendation that they vote in favor of the amendment.

Enclosed are the Notice of 2014 Annual Meeting identifying the four proposals that will be presented at the meeting, and SCANA’s Proxy Statement and form of proxy for the meeting. The approximate date of mailing for this Proxy Statement and form of proxy is March 24, 2014. We are including SCANA’s annual consolidated financial statements, management’s discussion and analysis of financial condition and results of operations and related annual report information as an appendix to the Proxy Statement.

•

If you vote by mail and plan to attend the meeting, please indicate your intention to do so on your proxy card. If you vote by telephone or through the Internet, please follow the instructions to indicate that you plan to attend the 2014 Annual Meeting.

•

If you will need special assistance at the meeting, please contact the Office of the Corporate Secretary, at 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, or call 803-217-7568 no later than Thursday, April 17, 2014.

•	Refreshments will be served beginning at 8:00 a.m.

Your vote is important. We encourage you to read the Proxy Statement and vote your shares as soon as possible. Please vote today either electronically by telephone or through the Internet, or by signing, dating and mailing your proxy card or broker’s voting instruction form in the envelope enclosed. Telephone and Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on the back of your proxy card or broker’s voting instruction form.

Sincerely,

Kevin B. Marsh

Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING

Meeting Date:	Thursday, April 24, 2014

Meeting Time:	9:00 a.m., Eastern Daylight Time

Meeting Place:	Leaside 100 East Exchange Place Columbia, South Carolina 29209

Meeting Record Date:	March 4, 2014

Meeting Agenda:

1)   Election of three Class III Directors

2)   Approval of the appointment of the independent registered public accounting firm

3)   Approval of Board-proposed amendments to Article 8 of our Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors

4)   Advisory (non-binding) vote on executive compensation

Shareholder List

Upon written request by a shareholder, a list of shareholders entitled to vote at the meeting will be available for inspection at SCANA’s Corporate Headquarters, 100 SCANA Parkway, Cayce, South Carolina 29033, during business hours from March 24, 2014 through the date of the meeting.

Admission to the Meeting

An admission ticket or proof of share ownership as of the record date is required. If you plan to use the admission ticket, please remember to detach it from your proxy card before mailing your proxy card. If you hold your shares through a broker or other nominee, you must provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a brokerage statement showing your share ownership as of March 4, 2014. Audio or visual recording, and related equipment, is strictly prohibited without SCANA’s prior written approval.

By Order of the Board of Directors,

Gina Champion

Corporate Secretary

SCANA Corporation

100 SCANA Parkway

Cayce, South Carolina 29033

PROXY STATEMENT

INFORMATION ABOUT THE SOLICITATION OF PROXIES

We are providing these proxy materials in connection with the solicitation by the Board of Directors of SCANA Corporation (“SCANA,” the “Company,” “we” or “us”), a South Carolina corporation, of proxies to be voted at our 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”), which will be held at 9:00 a.m., Eastern Daylight Time on Thursday, April 24, 2014, and at any adjournment or postponement of the meeting. The meeting will be held at Leaside, 100 East Exchange Place, Columbia, South Carolina 29209. These proxy materials are first being mailed to shareholders of record on or about March 24, 2014.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1 — Election of Directors

Three Class III Directors, whose terms expire at the 2014 Annual Meeting, have been nominated for reelection to serve until the Annual Meeting of Shareholders in 2017. Please see “Proposal 1 — Election of Directors” beginning on page 5.

Proposal 2 — Approval of the Appointment of the Independent Registered Public Accounting Firm

The Board is proposing that shareholders approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 31, 2014. Please see “Proposal 2 — Approval of the Appointment of the Independent Registered Public Accounting Firm” beginning on page 58.

Proposal 3 — Approval of Board-Proposed Amendments to Article 8 of our Articles of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of All Directors

The Board is proposing amendments to Article 8 of our Articles of Incorporation to declassify our Board of Directors and provide for the annual election of all directors. Please see “Proposal 3 — Approval of Board-Proposed Amendments to Article 8 of our Articles of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of All Directors” beginning on page 59.

Proposal 4 — Advisory (non-binding) Vote to Approve Executive Compensation

Pursuant to the rules of the Securities and Exchange Commission, you will have the opportunity to vote on an advisory (non-binding) proposal to approve the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of this proxy statement. As discussed in that section, our compensation program is designed to reward senior executive officers for their individual and collective performance and for our collective performance in achieving target goals for earnings per share and total shareholder return and other annual and long-term business objectives. We believe these goals and objectives are well-aligned with shareholder interests, and are fair to us and to our executives. Although the results of this vote are not binding on our Board of Directors, the Board will review them, and may take them into account in making future executive compensation decisions. Please see “Proposal 4 — Advisory (non-binding) Vote to Approve Executive Compensation” beginning on page 61.

VOTING PROCEDURES

Your Vote is Important

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible.

Who May Vote

You will only be entitled to vote at the 2014 Annual Meeting if our records show that you were a shareholder of record on March 4, 2014, the record date, or, if you hold your shares in street name, you present proof of ownership and appropriate voting documents from the record shareholder.

Voting Shares Held Directly

If you hold your shares directly, you may vote by proxy or in person at the meeting. To vote by proxy, you may select one of the following options: telephone, Internet or mail.

Vote by Telephone:

You may vote your shares by touch-tone telephone using the toll-free number shown on the back of your proxy card. You must have a touch-tone telephone to use this option. Telephone voting is available 24 hours a day, seven days a week. Clear and simple voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, please DO NOT return your proxy card.

Vote through the Internet:

You may vote through the Internet. The website for Internet voting is shown on the back of your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote through the Internet, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, please DO NOT return your proxy card.

Vote by Mail:

If you choose to vote by mail, please mark the enclosed proxy card, date and sign it, detach your meeting admission ticket and return your proxy card in the enclosed postage-paid envelope.

Actions to be Taken by the Proxies

If you hold your shares directly and indicate your voting choices on your proxy card, the persons identified as proxies on the accompanying proxy card will vote your shares according to your instructions. If your proxy card is signed and returned without specifying choices, the proxies intend to vote your shares FOR all of the Board of Directors’ nominees, FOR the approval of the appointment of the independent registered public accounting firm, FOR Proposal 3 relating to the Board-proposed amendments to Article 8 of our Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors, and FOR Proposal 4 regarding the approval of executive compensation.

Directing the Vote of Shares Held in Street Name

If you hold shares in street name, you may direct your vote by submitting your voting instructions to your broker or nominee. Please refer to the voting instructions provided by your broker or nominee. Unless you provide voting instructions, your broker is not permitted to vote your shares on the election of directors or on Proposals 3 or 4. Therefore, to be sure your shares are voted, please instruct your broker or other nominee as to how you wish them to vote.

Changing or Revoking Your Proxy Instructions

You may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting. If you hold your shares directly in your name, you may accomplish this by granting a new proxy (by telephone, Internet or mail) bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold your shares in street name, you may change or revoke your proxy instructions by properly submitting new voting instructions to your broker or nominee.

Voting By Savings Plan Participants

If you own shares of SCANA common stock as a participant in the SCANA Corporation Stock Purchase-Savings Plan, you will receive a proxy card that covers only your Plan shares. Proxies executed by Plan participants will serve as voting instructions to the Plan’s trustee. If you do not vote your SCANA Corporation Stock Purchase-Savings Plan shares, your shares will be voted proportionally to the Plan shares voted. As a result of this proportional voting, if only a small percentage of participant shares are voted, the wishes of those participants would determine the vote by the Plan’s trustee. Accordingly, the greater the number of participant shares for which participants execute proxies, the more representative the Plan trustee’s vote will be.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you wish to vote at the meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record prior to the meeting. Directions to the location of the Annual Meeting are on the back of the proxy card included with this mailing and on page 63.

Quorum and Method of Counting Votes

At the close of business on the record date, March 4, 2014, there were             shares of SCANA common stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each proposal.

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions, “withheld” votes and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and either (i) does not have discretionary voting power for that particular proposal, or (ii) chooses not to vote the shares.

If you hold your shares in street name, the broker or nominee is permitted to vote your shares on the approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm even if the broker or nominee does not receive voting instructions from you. However, a broker is not permitted to vote your shares on the election of directors or on Proposals 3 or 4 unless you provide voting instructions. Accordingly, if you do not return a broker voting instruction card, or if you return a broker voting instruction card that does not indicate how you want your broker to vote on election of directors or on Proposal 3 or 4, a broker “non-vote” will occur as to those matters. Therefore, it is very important that you provide your broker with voting instructions if your shares are held in street name.

Vote Required

Proposal 1 — Election of Directors

The affirmative vote of a plurality of the votes cast is required for the election of directors, subject to the Board of Directors’ policy regarding resignations for directors who do not receive a majority of “FOR” votes. “Plurality” means that if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for directors would be elected as directors. Because there are the same number of nominees as positions to be filled, we expect all nominees to be elected. Votes indicated as “withheld” and broker “non-votes” will not be cast for nominees and will have no effect on the outcome of the election subject only to the majority voting policy for Directors as mentioned above. If you hold your shares in street name and fail to instruct your broker how to vote, a broker non-vote on election of directors will occur with respect to your shares.

The Board knows of no reason why any of the nominees for director named herein would at the time of election be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, your proxy will be voted for such other person or persons as the Board may recommend.

Proposal 2 — Approval of the Appointment of the Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP will be approved if more shares vote for approval than vote against. Accordingly, abstentions and broker “non-votes” will have no effect on the results. If you hold your shares in street name and fail to instruct your broker how to vote, your broker will, nonetheless, have discretionary authority to vote your shares if it chooses to do so.

Proposal 3 — Approval of Board-Proposed Amendments to Article 8 of our Articles of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of All Directors

The proposal to amend our Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors requires the affirmative vote of at least 80% of all outstanding shares of our common stock. Votes indicated as “abstain” and broker “non-votes” will have the effect of votes against the proposal. If you hold your shares in street name and fail to instruct your broker how to vote, a broker “non-vote” will occur with respect to your shares.

Proposal 4 — Advisory (non-binding) Vote to Approve Executive Compensation

This proposal is advisory and non-binding on us and on our Board of Directors. Marking the proxy card or your broker voting instructions “For” indicates support; marking the proxy card or your broker voting instructions “Against” indicates lack of support. You may also abstain by marking the “Abstain” box on the proxy card or your broker voting instructions. If you hold your shares in street name and fail to instruct your broker how to vote, a broker “non-vote” will occur with respect to your shares.

Other Business

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the persons identified as proxies on the accompanying proxy card intend to vote the shares represented by proxies in accordance with their best judgment.

PROPOSAL 1 — ELECTION OF DIRECTORS

Effective at the 2014 Annual Meeting of Shareholders, the Board has set the number of directors at ten. The Board is divided into three classes with the members of each class usually serving a three-year term. The terms of the Class III Directors will expire at the 2014 Annual Meeting. The Board has decided to nominate the existing Class III Directors, Messrs. Cecil, Hagood, and Trujillo, for reelection at the 2014 Annual Meeting to serve until the 2017 annual meeting of shareholders, or until their successors are elected and have qualified to serve.

In October 2012, the Nominating and Governance Committee directed management to retain an independent executive recruiting firm to assist the Committee in identifying and evaluating potential director candidates who met the director qualification criteria discussed under “Director Qualification Criteria” on page 15, as well as certain additional specific criteria including geographic location, financial expertise, and diversity. The Board of Directors provided 10 potential candidates to the recruitment firm to be considered and screened in the same manner as the recruiter’s potential candidates. After an extensive search process and background review by the recruiting firm, Messrs. Cecil and Trujillo were among approximately 60 potential candidates recommended by the recruiting firm as meeting the director qualification criteria, as well as the more specific criteria discussed with respect to each of them under “Additional Information about Experience and Qualification of Directors and Nominees” on page 9. After an initial screening by the Nominating and Governance Committee of the candidates, the Committee recommended several candidates for interviews by our Board of Directors. A total of five candidates were interviewed by the full Board, with the exception of one Board member who was not available to participate in the interviews. After further deliberation, the Board of Directors directed the firm to conduct extensive background investigations on the selected candidates, and after a review of the results of the background investigations, the Board of Directors elected Messrs. Cecil and Trujillo on October 10, 2013 to serve as Class III Directors until the 2014 Annual Meeting of Shareholders.

The Board of Directors unanimously recommends a vote FOR all of its director nominees.

Information about Directors and Nominees

The information set forth on the following pages about the nominees and continuing directors has been furnished to us by such persons. Each of the directors, with the exception of Messrs. Cecil and Trujillo, is also a director of our subsidiary, South Carolina Electric & Gas Company. There are no family relationships among any of our directors, director nominees or executive officers.

NOMINEES FOR DIRECTORS

Class III Directors — Terms to Expire at the Annual Meeting in 2017

John F.A.V. Cecil (Age 57) Director since 2013
Mr. Cecil has served since 1992 as President of Biltmore Farms, LLC, a fourth generation family-owned business with a primary focus on sustainable community development, including home building, residential communities, apartments, hotels, and retail properties. He currently serves on Wells Fargo Bank, N.A.’s Western North Carolina Regional Advisory Board, as well as other community and non-profit boards throughout North Carolina.

D. Maybank Hagood (Age 52) Director since 1999
Mr. Hagood has been Chief Executive Officer of Southern Diversified Distributors, Inc., located in Charleston, South Carolina, since 2003, and its Chairman since 2012. Southern Diversified Distributors, Inc., is the parent company of William M. Bird and Company, Inc., Southern Tile Distributors, LLC and TranSouth Logistics, LLC, providers of logistic, distribution and flooring distribution services. Mr. Hagood also has been Chief Executive Officer of William M. Bird and Company, Inc., a wholesale distributor of floor covering materials, in Charleston, South Carolina, since 1993. He served as President of William M. Bird and Company, Inc., until June 2009.

Alfredo Trujillo (Age 54) Director since 2013
Mr. Trujillo was appointed President and Chief Operating Officer of The Georgia Tech Foundation in July 2013. He has served as a self-employed investment fund advisor since 2007. Prior to 2007, Mr. Trujillo served as President and Chief Executive Officer of Recall Corporation, a global information management company. Since 2003, Mr. Trujillo has served on the Board of Directors of Haverty Furniture Companies, Inc.

CONTINUING DIRECTORS

Class I Directors — Terms to Expire at the Annual Meeting in 2015

James A. Bennett (Age 53) Director since 1997
Mr. Bennett has been Executive Vice President and Director of Public Affairs of First Citizens Bank, located in Columbia, South Carolina, since August 2002. From May 2000 to July 2002, he was President and Chief Executive Officer of South Carolina Community Bank, in Columbia, South Carolina. Mr. Bennett serves on the board of Palmetto Baptist Hospital, which is affiliated with Palmetto Health, headquartered in Columbia, South Carolina.

Lynne M. Miller (Age 62) Director since 1997
Ms. Miller co-founded Environmental Strategies Corporation, an environmental consulting firm in Reston, Virginia, in 1986, and served as President from 1986 until 1995, and as Chief Executive Officer from 1995 until September 2003 when the firm was acquired by Quanta Capital Holdings, Inc., a specialty insurer, and its name was changed to Environmental Strategies Consulting LLC. She was Chief Executive Officer of Environmental Strategies Consulting LLC, a division of Quanta Technical Services LLC, from September 2003 through March 2004. From April 2004 through July 2005, she was President of Quanta Technical Services LLC. From August 2005 until her retirement in August 2006, she was a Senior Business Consultant at Quanta Capital Holdings. Since her retirement, Ms. Miller has been an environmental consultant. Ms. Miller served as a director of Adams National Bank, a subsidiary of Abigail Adams National Bancorp, Inc., in Washington, D.C. from May 1998 until October 2008.

James W. Roquemore (Age 59) Director since 2007
Mr. Roquemore is Chief Executive Officer and Chairman of Patten Seed Company, headquartered in Lakeland, Georgia, and General Manager of Super-Sod/Carolina, a company that produces and markets turf grass, sod and seed. He has held these positions for more than five years. Mr. Roquemore is a director of South Carolina Bank and Trust, N.A., and SCBT Financial Corporation. He has served on the Southeast Region and National boards of the Boy Scouts of America, and he is the past President and a current board member of the Palmetto Agribusiness Council.

Maceo K. Sloan (Age 64) Director since 1997
Mr. Sloan is Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc., a financial holding company, and Chairman, Chief Executive Officer and Chief Investment Officer of both NCM Capital Management Group, Inc., and NCM Capital Advisers, Inc., investment management companies, in Durham, North Carolina. He has held these positions for more than five years. Mr. Sloan has also been the Principal Officer of the NCM Capital Investment Trust since 2007. From 2009 to 2012, Mr. Sloan was Chairman of, and since 1991 has served as a member of, the College Retirement Equities Fund (CREF) Board of Trustees. Mr. Sloan served as Chairman of the Board of M&F Bancorp, Inc., and as a director of its subsidiary, Mechanics and Farmers Bank, in Durham, North Carolina, from June 2005 until December 2008.

CONTINUING DIRECTORS

Class II Directors — Terms to Expire at the Annual Meeting in 20161

Kevin B. Marsh (Age 58) Director since 2011
Mr. Marsh has been employed by SCANA or its subsidiaries for 30 years, and since December 2011 has served as SCANA’s Chairman of the Board and Chief Executive Officer. Since January 2011, he has also served as our President and Chief Operating Officer. He served as our Chief Financial Officer from 1996 to April 2006, and served as a Senior Vice President from 1998 to January 2011. In addition, he served as President of our principal subsidiary, South Carolina Electric & Gas Company, from April 2006 to November 2011.

James M. Micali (Age 66) Director since 2007
Mr. Micali was Chairman and President of Michelin North America, Inc., located in Greenville, South Carolina, from 1996 to August 2008, and he continued to consult for Michelin until October 2009. From 2008 until September 2011, he was of counsel to the law firm Ogletree Deakins, LLC in Greenville, South Carolina. Since 2008, Mr. Micali has been a Senior Advisor to, and a limited partner of, Azalea Fund III of Azalea Capital LLC (a private equity firm), also in Greenville, South Carolina. Mr. Micali has served as a director of Sonoco Products Company in Hartsville, South Carolina since 2003 and has served as their Lead Director since February 2012. Mr. Micali also serves on the board of American Tire Distributors Holding, Inc. in Charlotte, North Carolina. Mr. Micali served on the board of Lafarge North America from 2004 to 2006, and as the Chairman of the South Carolina Chamber of Commerce in 2008, and on the board of Ritchie Bros. Auctioneers in Vancouver, Canada from April 2008 until April 2012.

Harold C. Stowe (Age 67) Director since 1999
Mr. Stowe has served as Managing Member of Stowe-Monier Management, LLC, a private investment company, since July 2007. He retired as interim Dean of the Wall College of Business at Coastal Carolina University in Conway, South Carolina in July 2007, a position he had held since June 2006. Prior to his retirement in February 2005, Mr. Stowe served as President of Canal Holdings, LLC, a forest products company, located in Conway, South Carolina, and its predecessor company, since March 1997. Mr. Stowe also served on the board of Harris Teeter Supermarkets, Inc., formerly known as Ruddick Corporation, in Charlotte, North Carolina, from 1998 until January 2013.

[1]

Mr. Joshua W. Martin, III is currently a member of Class II but is not shown above because he will reach the age of 70 in September 2014, and accordingly, his term as a director will expire in accordance with our Articles of Incorporation as of the Annual Meeting of Shareholders in 2014. The Board of Directors has reduced the size of the Board to ten effective with the retirement of Mr. Martin so that the Board will have sufficient time to consider board member recruitment.

ADDITIONAL INFORMATION ABOUT EXPERIENCE AND QUALIFICATION OF DIRECTORS AND NOMINEES

We believe the combined business and professional experience of our directors, and their various areas of expertise, make them a useful resource to management and qualify them for service on our Board. Many of our directors, including Ms. Miller and Messrs. Bennett, Hagood, Sloan and Stowe, have served on our Board for over a decade. During their tenures, they have gained considerable institutional knowledge about our Company, its operations, and its various regulators, which has made them effective directors. Because our Company’s operations and business structure are extremely complex and highly regulated, continuity of service and the development of institutional knowledge help make our Board more efficient and effective at developing our long-range plans than it would be if there were frequent turnover in Board membership. When directors reach mandatory retirement age or otherwise leave our Board, we seek replacements who we believe will make significant contributions to our Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills, industry knowledge, and diversity.

Mr. Bennett, who has served on our Board since 1997, has been a banker for over 27 years. In 1989, he became the youngest bank president in South Carolina when he was named President of Victory Savings Bank (the predecessor of South Carolina Community Bank), a position he held before joining First Citizens Bank. Mr. Bennett has been actively involved with the Columbia Urban League for more than 28 years, and served as League Chairman in 2000. Mr. Bennett serves on the boards of Palmetto Baptist Hospital, which is affiliated with Palmetto Health, and the Knight Foundation. His business experience, coupled with his tenure on our Board, makes him an effective advisor. His high visibility in communities we serve makes him an effective liaison between our Company and members of those communities.

Mr. Cecil is one of two directors added to our Board in October 2013. He was recommended to the Nominating and Governance Committee by a former director. Mr. Cecil was included in the pool of approximately 60 candidates screened by the executive recruitment firm engaged to assist the Board in its search for new directors. Mr. Cecil was selected as a nominee because of his decades of business experience within our service territory. In addition to his business expertise, he has leadership-level experience with many community-related endeavors and has also served on community and private boards within our service territory for many years. As President of Biltmore Farms, LLC, a fourth generation family-owned business with a primary focus on sustainable community development, Mr. Cecil provides the perspective of a private business owner as well as the environmental perspective of a business that seeks to balance sustainability and business growth, both of which are important to our customers and our strategic initiatives.

Mr. Hagood has served on our Board since 1999. He is a partial owner of a significant regional business and resides in our Charleston, South Carolina service territory. He brings significant community presence and business development experience to our Board. Mr. Hagood is particularly experienced in economic, environmental, and business development issues facing the manufacturing and building construction industries generally, and specifically the issues faced by manufacturers in our state.

Mr. Marsh has served on our Board since January 2011, and he has been employed by the Company or its subsidiaries in various capacities for 30 years. He currently serves as our Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer. Mr. Marsh brings significant, hands-on experience to our Board having served our Company in senior operational and financial positions for almost three decades, as well as having practiced as a certified public accountant for several years prior to joining us. His vast operational and regulatory experience makes him a trusted and experienced advisor for our Board.

Mr. Micali’s combination of experience as Chairman and President of a major North American manufacturing company with significant operations in South Carolina, as an attorney, and as a director of other public companies, enables him to offer our Board and management insights into various aspects of corporate operations, governance and financial matters. His past service as Chairman of the South Carolina Chamber of Commerce has provided him with a valuable understanding of business issues facing South Carolina, as well as a large network of business, state and national government contacts, many of whom are, or may be, important resources for our Company.

Ms. Miller, who has served on our Board since 1997, has over 20 years of environmental consulting experience. She founded a successful environmental consulting firm in Reston, Virginia, which she grew to over 180 professional staff. She sold this business in 2003, but continued to serve in various capacities with the firm and its affiliates until her retirement in 2006. Ms. Miller continues to provide services as an environmental consultant, and her experience makes her an astute advisor on the environmental issues facing our Company. Ms. Miller also served on the board of a financial institution which provided her with experience in financial and regulatory matters.

Mr. Roquemore is a past President and current board member of the Palmetto Agribusiness Council. He also served as a Co-Chairman of New Carolina which is South Carolina’s Council on Competitiveness. Mr. Roquemore is a highly successful agricultural business owner who resides in our service territory. Because agriculture is an important component of the economy in our South Carolina service area, his knowledge of this sector and his contacts are important to us. His business experience and economic development activities in our state make him an effective advisor on issues unique to us and the customers we serve. His service on the boards of a financial institution and its holding company also give him experience in financial and regulatory matters.

Mr. Sloan, who has served on our Board since 1997, is an attorney and a chartered financial analyst. His experience owning and operating investment management companies and a financial holding company have provided him with an investment background and understanding of global financial matters, all of which make him an important resource to us and to our Audit Committee. Additionally, his service with these companies has provided him with experience in a highly regulated industry, providing him with valuable instincts and insights. His experience serving on the board of a major retirement fund makes him a valuable resource to our Board as well.

Mr. Stowe has significant business experience and has served on our Board since 1999. Mr. Stowe previously served as President of Canal Industries (a forest products company) and also previously held executive and financial positions at Springs Industries. He has over 30 years of executive-level financial and business experience. Mr. Stowe’s extensive executive and financial experience has resulted in the Board designating him as an audit committee financial expert and appointing him as a past Chair of the Audit Committee.

Mr. Trujillo was also one of two additions to our Board in October 2013. He was recommended to the Nominating and Governance Committee by one of our directors and was also included in the pool of approximately 60 candidates screened by the executive recruitment firm engaged to assist the Board in its search for new directors. Mr. Trujillo was selected as a nominee because of his domestic and international business expertise in areas as diverse as aerospace engineering, document management, and academic leadership, and his multi-cultural background. Mr. Trujillo previously held the position of President and Chief Executive Officer for a global document management company, and he currently holds the position of President and Chief Operating Officer of The Georgia Tech Foundation. Additionally, Mr. Trujillo currently serves on the board of directors of another public company, which provides him with relevant board experience and perspectives on other public company best practices.

As mentioned above, five of our directors, Ms. Miller and Messrs. Cecil, Hagood, Roquemore and Sloan, are, or were prior to retirement, business owners with financial and operational experience on all levels of their businesses. Each of these directors brings a unique perspective to our Board. In addition, four of our directors, Ms. Miller and Messrs. Bennett, Roquemore and Sloan, are, or have been, directors or executive officers of banks and/or bank holding companies. This service has provided them with meaningful experience in another highly regulated industry, which provides them with valuable instincts and insights that can be translated to our industry.

BOARD MEETINGS — COMMITTEES OF THE BOARD

The Board held eight meetings in 2013, consisting of four regular Board meetings, one teleconference meeting, one Code of Conduct and Ethics training session, one Federal Energy Regulatory Commission training session, and one strategy session. Each incumbent director attended 100% of all meetings of the Board and committees of which he or she was a member during 2013. Our directors are expected to attend our Annual Meeting of Shareholders, and all of our incumbent directors, with the exception of Messrs. Cecil and Trujillo who were not yet members of the Board, attended the 2013 Annual Meeting of Shareholders.

The tables below identify the members and briefly summarize the responsibilities of the Board’s committees, which include the Executive Committee, the Compensation Committee, the Nominating and Governance Committee, the Audit Committee and the Nuclear Oversight Committee. The charters of the Compensation Committee, the Nominating and Governance Committee and the Audit Committee can be found on SCANA’s website at www.scana.com under the caption, “Company Profile — Corporate Governance,” and copies are also available in print upon request to the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033.

NAME OF COMMITTEE AND MEMBERS	PRINCIPAL FUNCTIONS OF THE COMMITTEE	2013 MEETINGS
COMPENSATION COMMITTEE M. K. Sloan, Chairman J. W. Martin, III J. M. Micali H. C. Stowe

• reviews and makes recommendations to the Board with respect to compensation plans

• recommends to the Board persons to serve as our senior officers and as senior officers of our subsidiaries

• recommends to the Board salary and compensation levels, including fringe benefits, for our officers and officers of our subsidiaries

• approves goals and objectives with respect to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and sets his compensation based on this evaluation

• reviews succession and continuity planning with the Chief Executive Officer

• reviews the investment policies of our Retirement Plan

• reviews long-term strategic plans and performance in regard to management of human resources, including safety, health, labor/employee relations and equality of treatment

• reviews our operating performance relative to our bonus and incentive programs

• reviews management’s Compensation Discussion and Analysis relating to executive compensation prior to its inclusion in our proxy statement

• approves the inclusion of a Compensation Committee Report in our proxy statement

• reviews the level of SCANA stock ownership by senior executive officers to determine if each is in compliance with the Company’s minimum ownership requirement, and, as may be requested and appropriate, grants temporary waivers from such requirements

• executes the duties and responsibilities, and exercises the authority, set forth in the Compensation Committee Charter

• evaluates annually its own performance and the adequacy of its charter

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NOMINATING AND GOVERNANCE COMMITTEE J. A. Bennett, Chairman J. W. Martin, III J. M. Micali L. M. Miller J. W. Roquemore M. K. Sloan H. C. Stowe

• identifies individuals whom the Committee believes are qualified to become Board members in accordance with the nominating criteria set forth below (the “Director Qualification Criteria”), and recommends that the Board select such individuals as nominees to stand for election at each annual meeting of shareholders of SCANA

• reviews and evaluates all persons recommended by shareholders to be Board nominees for director in accordance with the Director Qualification Criteria

• evaluates the qualifications and performance of incumbent directors and determines whether to recommend them to the Board for re-election

• in the case of a Board vacancy (including a vacancy created by an increase in the size of the Board), recommends to the Board in accordance with the Director Qualification Criteria an individual to fill such vacancy either through appointment by the Board or through election by shareholders

• reviews the independence of SCANA’s directors as defined by the New York Stock Exchange and as set forth in SCANA’s Governance Principles, and makes recommendations to the Board regarding director independence

• monitors the orientation and education needs of directors and recommends action to the Board, individual directors and management where appropriate

• reviews the level and form of director compensation and recommends changes to the Board for consideration and approval

• reviews the level of SCANA stock ownership by directors to determine if each director is in compliance with the Company’s minimum ownership requirement, and, as may be requested and appropriate, grants temporary waivers from such requirements as permitted by SCANA’s Governance Principles

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NAME OF COMMITTEE AND MEMBERS	PRINCIPAL FUNCTIONS OF THE COMMITTEE	2013 MEETINGS

• reviews reports and disclosures of insider and affiliated party transactions and makes recommendations to the Board regarding such transactions

• evaluates periodically the desirability of, and recommends to the Board, any changes in the size, composition, organization and operational structure of the Board

• annually, or to fill vacancies, identifies Board members qualified to serve on committees of the Board in accordance with the Board Committee Member Qualifications, and recommends such persons to the Board for appointment to such committees, including a recommended Chairperson for each committee

• annually, or to fill vacancies, recommends to the Board the appointment of a Lead Director

• reviews annually membership and responsibilities of Board committees and recommends to the Board any changes that may be appropriate

• reviews annually and revises as necessary, SCANA’s Governance Principles, taking into account provisions of the Securities Exchange Act of 1934, the listing standards of the New York Stock Exchange and any other source or sources the Committee deems appropriate

• initiates and oversees annually an evaluation of (i) the quality, sufficiency and timeliness of information furnished by management to the directors in connection with Board and committee meetings and other activities of the directors, (ii) the Board’s effectiveness, (iii) the composition, organization (including committee structure, membership and leadership) and practices of the Board, (iv) tenure and other policies related to the directors’ service on the Board, and (v) corporate governance matters generally; and recommends action to the Board where appropriate

• provides guidance and assistance to the Board in performing the Board’s annual self evaluation

• conducts an annual performance evaluation to compare the performance of the Committee to the requirements of its charter and any other duties or responsibilities delegated to the Committee by the Board and reports to the Board the results of the evaluation, which may take the form of an oral presentation by a member of the Committee to the Board

• recommends to the Board any improvements to the Committee’s charter that the Committee deems to be necessary or appropriate

• performs such other duties or responsibilities consistent with the Committee’s charter expressly delegated to the Committee by the Board

AUDIT COMMITTEE (Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934) D. M. Hagood, Chairman J. M. Micali M. K. Sloan H. C. Stowe*

• periodically meets separately with management, internal auditors and the independent registered public accounting firm to discuss and evaluate the scope and results of audits and our accounting procedures and controls

• reviews major issues regarding accounting principles and financial statement preparation

• reviews our financial statements before submission to the Board for approval and prior to dissemination to shareholders, the public or regulatory agencies

• appoints (subject to ratification by the shareholders) the independent registered public accounting firm

• sets compensation of the independent registered public accounting firm

• reviews our corporate compliance and risk management programs

• executes the duties and responsibilities, and exercises the authority, set forth in the Audit Committee Charter

• constitutes the Qualified Legal Compliance Committee

• evaluates annually its own performance and the adequacy of its charter

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NUCLEAR OVERSIGHT COMMITTEE L. M. Miller, Chairman J. A. Bennett J. W. Martin, III J. W. Roquemore	• monitors our nuclear operations • meets periodically with our management to discuss and evaluate nuclear operations, including regulatory matters, operating results, training and other related topics • periodically tours the V.C. Summer Nuclear Station and training facilities • reviews with the Institute of Nuclear Power Operations, on a periodic basis, its appraisal of our nuclear operations • periodically presents an independent report to the Board on the status of our nuclear operations • evaluates annually its own performance and the adequacy of its charter	4
EXECUTIVE COMMITTEE K. B. Marsh, Chairman L. M. Miller M. K. Sloan H. C. Stowe	• exercises the powers of the full Board of Directors when the Board is not in session, with the exception of certain powers specifically reserved to the full Board of Directors by statute, and advises the Chief Executive Officer on other matters important to the Company (due to the size of our Board of Directors, and availability of our directors to us, the Executive Committee is rarely required to meet)	0

*	The Board has determined that Mr. Stowe is an “audit committee financial expert” as defined under Item 407(d)(5) of the Securities and Exchange Commission’s Regulation S-K. Mr. Stowe is independent as defined by the New York Stock Exchange Listing Standards.

GOVERNANCE INFORMATION

Governance Principles

Our Governance Principles can be found on our website at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not part of this proxy statement or any report filed with the Securities and Exchange Commission) under the “Company Profile — Corporate Governance” caption, and are also available in print upon request to the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033.

Director Independence

Our Governance Principles require that a majority of our directors be independent under the New York Stock Exchange Listing Standards and under any Director Qualification Standards recommended by the Board of Directors. To be considered “independent” pursuant to the SCANA Director Qualification Standards, a director must be determined by resolution of the Board as a whole, following thorough deliberation and consideration of all relevant facts and circumstances, to have no material relationship with us except that of director and to satisfy the independence standards of the New York Stock Exchange. Under the SCANA Director Qualification Standards, a director is required to be unencumbered and unbiased and able to make business judgments in our long-term interests and those of our shareholders as a whole, to deal at arm’s length with us, and to disclose all circumstances material to the director that might be perceived as a conflict of interest. The Director Qualification Standards are set forth in our Governance Principles, which are available on our website as noted above and further described herein under “Director Qualification Criteria” on page 15.

Our Governance Principles also prohibit Audit Committee members from having any direct or indirect financial relationship with us other than the ownership of our securities and compensation as directors and committee members.

The Board has determined that all of our current directors and director nominees, except Mr. Marsh who is our current Chairman, President, Chief Executive Officer and Chief Operating Officer, are independent under the New York Stock Exchange Listing Standards and our Governance Principles. The Board has also determined that each member of the Audit Committee, Compensation Committee, and Nominating and Governance Committee is independent under the New York Stock Exchange Listing Standards and our Governance Principles.

Board Leadership Structure, Executive Sessions of Non-Management Directors and Lead Director

Our bylaws provide for a Chairman of the Board, to be chosen by the Board from among its members, who shall, if present, preside at meetings of the shareholders and Board of Directors, who may call special meetings of the shareholders and the Board of Directors, and who shall perform such other duties as may be assigned by the Board. The bylaws also permit the Chief Executive Officer, if he or she is a member of the Board, to be chosen as the Chairman. Our Governance Principles provide for the positions of Chairman and Chief Executive Officer to be held by the same person, and for more than 20 years, our Chief Executive Officer has been chosen as Chairman of the Board.

We believe this leadership structure is appropriate because it has served us well for over two decades, and because all of our current directors are independent, except Mr. Marsh, who is our Chairman, Chief Executive Officer, President and Chief Operating Officer. Many of our directors also live and work, or have substantial business interests in our service area; therefore, they have access to information about us and our operations from sources other than our management’s presentations to the Board. Further, South Carolina law and our bylaws make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time.

To promote open discussion among themselves, our independent directors meet regularly in executive session without members of management present. The Board annually elects a Lead Director to preside at all meetings at which the Chairman is not present, including executive sessions of the independent directors held at each regularly scheduled Board meeting. In 2013, Mr. Stowe was elected Lead Director to serve until the 2014 Annual Meeting of

Shareholders. The Lead Director also has the authority to call meetings of the independent directors when necessary or appropriate. The Chairs of the Audit, Compensation, Nuclear Oversight, and Nominating and Governance Committees of the Board each preside as the Chair at meetings of independent directors at which the Lead Director is not present when the principal items to be considered are within the scope of authority of his or her Committee.

Board’s Role in Risk Oversight

As noted above, our business and affairs are managed under the direction of our Board of Directors. This includes the Board overseeing the types and amounts of risks undertaken. In discharging its oversight responsibilities, the Board relies on a combination of the business experience of members of the Board and the expertise and business experience of our officers and employees, as well as, from time to time, advice of various consultants and experts. An appropriate balancing of risks and potential rewards with the long-term goals of the Company is, and historically has been, implicit in the decisions and policies of the Board. Because risk oversight is so thoroughly interwoven into the direction of the Board, other than as set forth below, no special provision has been made for that oversight in the Board’s leadership structure.

The Board has established a management-level Risk Management Committee which reports directly to the Audit Committee of the Board. The Risk Management Committee is comprised of the Company’s senior executive officers, the Treasurer (who is also the Company’s Risk Management Officer) and the Chief Information Officer. The Company’s Chief Executive Officer serves as Chair of the Risk Management Committee. Committee membership is comprised of senior executive officers in order to bring together expertise in general business and all operational areas, as well as finance, legal, administrative and regulatory areas. The Risk Management Officer oversees a staff of eight employees with primary responsibility in the area of risk management.

The Risk Management Committee conducts regularly scheduled meetings at which the Committee receives presentations from management representatives. The Committee also meets on an as needed basis between regularly scheduled meetings. Pursuant to authority granted by the Board of Directors, the Committee sets policies and guidelines for risk management. The Committee has also established extensive sub-committees that work closely with management and employees to review, discuss and monitor risks. The use of sub-committees allows expertise to be tailored to the risks of a particular operation.

At each quarterly meeting of the Board, the Audit Committee receives a report from the Risk Management Officer. Several members of the Risk Management Committee are also present at the Audit Committee meetings to provide details of the Committee’s work and respond to questions raised by Audit Committee Members. Also at each quarterly meeting of the Board of Directors, the Audit Committee Chair reports to the full Board any activities or reports of the Risk Management Committee that require the Board’s attention.

Director Nominations Process

The Nominating and Governance Committee recommended to the Board the individuals nominated for director positions at the 2014 Annual Meeting.

The Nominating and Governance Committee will consider for recommendation to the Board as Board of Directors’ nominees, candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a candidate to the Nominating and Governance Committee for consideration as a Board of Directors’ nominee, such shareholder must submit in writing to the Nominating and Governance Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the SCANA Nominating and Governance Committee, c/o the Corporate Secretary at the Company’s address and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting for a potential candidate to be considered as a potential Board of Directors’ nominee. The Nominating and Governance Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will be considered on the same basis as candidates otherwise chosen by the Nominating and Governance Committee.

Director candidates recommended by shareholders will not be considered for recommendation by the Nominating and Governance Committee as potential Board of Directors’ nominees if the shareholder recommendations are received later than 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting. If the Nominating and Governance Committee chooses not to recommend a shareholder candidate as a Board of Directors’ nominee, or if a shareholder chooses to personally nominate a candidate, the shareholder may come to an annual meeting and nominate a director candidate for election at the annual meeting if the shareholder has given notice of his intention to do so in writing to the SCANA Corporate Secretary at least 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting. Such shareholder nominations must also comply with the other requirements in our bylaws. Any shareholder may request a copy of the relevant bylaw provision by writing to the Office of the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his or her instructions, the voting inspectors shall disregard all votes cast for each such nominee.

Independent Director Recruiting Firm

In October 2012, the Nominating and Governance Committee directed management to retain an independent executive recruiting firm to assist the Committee in identifying and evaluating potential director candidates who meet the director qualification criteria discussed below. As a result, our newest directors, Messrs. Cecil and Trujillo, were elected to the Board in October 2013. It is the intention of the Nominating and Governance Committee to pursue additional potential directors during 2014.

Director Qualification Criteria

In identifying and evaluating potential nominees, the Nominating and Governance Committee Charter directs the Committee to take into account applicable requirements for directors under the Securities Exchange Act of 1934, the Listing Standards of the New York Stock Exchange and the Director Qualification Standards in our Governance Principles, including our policy that a majority of our directors be independent.

The Nominating and Governance Committee may take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, judgment, business or other experience and reputation in the business community, the interplay of the candidate’s experience with the experience of other Board members, diversity, and the extent to which the candidate would be a desirable addition to the Board and any committees. Although the Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee considers racial and gender diversity, as well as diversity in business experience among all of the directors, as part of the total mix of information it takes into account in identifying nominees. Additionally, the Director Qualification Standards set forth in our Governance Principles include the following:

•	Directors must possess and have demonstrated the highest personal and professional ethics, integrity and values consistent with ours;

•	Directors must be unencumbered and unbiased and able to make business judgments in our long-term interests and those of our shareholders as a whole;

•	Directors must deal at arm’s length with us and our subsidiaries and disclose all circumstances material to the director that might be perceived as a conflict of interest;

•	Directors must be committed to the enhancement of the long-term interests of our shareholders;

•	Directors must be willing to challenge the strategic direction of management, exercising mature judgment and business acumen;

•	Directors must be willing to devote sufficient time and care to the exercise of their duties and responsibilities;

•	Directors must possess significant experience in management positions of successful business organizations;

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Directors who serve as chief executive officers or equivalent positions should not serve on more than two boards of public companies in addition to our Board; other directors should not serve on more than four boards of public companies in addition to our Board; and

•	The term of office of a director who is not a salaried employee of SCANA will expire at the annual meeting next preceding the date on which such director attains age 70.

Our bylaws require that our independent directors hold SCANA common stock equal to the number of shares granted in the five most recent annual retainers, as such retainer may be adjusted from time to time.

Director Share Ownership Requirements

As noted in the Director Qualifications set forth in the preceding section, our bylaws require that our independent directors hold SCANA common stock equal to the number of shares granted in the five most recent annual retainers. Currently, a portion of the retainer fees paid to independent directors is required to be paid in shares of our common stock, which is issued under our Director Compensation and Deferral Plan. For 2013, the number of shares issued to each independent director to satisfy the annual stock retainer was 2,113 shares with the exception of Messrs. Cecil and Trujillo who each received 566 shares. As of February 2014, all independent directors whose terms will continue after the 2014 Annual Meeting, or who have been nominated for reelection, met this stock ownership requirement, with the exception of Messrs. Cecil and Trujillo who have until October 10, 2019 to acquire the required level of stock ownership and who are both currently on track to meet the requirement. All subsequently elected independent directors will have six years from the date of their election to the Board to meet the requirement. The Nominating and Governance Committee conducts an annual review of the level of share ownership for each independent director to ensure compliance with the requirement. The Nominating and Governance Committee also has the discretion to grant a temporary waiver of the minimum share ownership requirement if an independent director demonstrates to the Nominating and Governance Committee that such a waiver is appropriate due to a financial hardship or for other good reason.

Under the Director Compensation and Deferral Plan, independent directors may make an annual irrevocable election to defer all or a portion of the annual stock retainer fee into a hypothetical investment in our common stock, with distribution from the Plan to be ultimately payable in shares of our common stock. Independent directors may also elect for other fees to be deferred into a hypothetical investment in our common stock under the Plan, with distribution from the Plan to be ultimately payable in shares of common stock. Shares held directly and amounts deferred pursuant to the Director Compensation and Deferral Plan and denominated in shares are taken into consideration in determining if our independent directors meet the minimum share ownership requirement under our bylaws. See “Director Compensation — Director Compensation and Deferral Plan” on page 53.

Majority Voting for the Election of Directors

In February 2012, our Board amended our Governance Principles to implement a majority voting standard for the election of our directors, pursuant to which each director nominee agrees that, as a condition to being nominated, if, in an uncontested election of directors, such nominee receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, then such nominee will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will consider such tendered resignation, and promptly following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Nominating and Governance Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the Securities and Exchange Commission, the New York Stock Exchange and our Corporate Governance Principles), and whether the director’s resignation from the Board would be in the best interests of the Company and its shareholders.

The Nominating and Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Nominating and Governance Committee to have substantially resulted in the “withheld” votes. The Board will take formal action on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. Following the Board’s decision on the Nominating and Governance Committee’s recommendation, the Company will promptly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with a full explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

Communications with the Board of Directors, Including Non-Management Directors

Shareholders and other interested parties can communicate with the Board, with the independent directors as a group or with any director by writing to them, c/o Gina Champion, Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, or by sending an e-mail to independentdirectors@scana.com (for correspondence to the independent directors), to chairman@scana.com (for correspondence to the CEO/chairman) or to gchampion@scana.com (for correspondence to a particular director). Interested parties also may communicate with the chair of the following Committees by sending an e-mail to: auditchair@scana.com, humanresourceschair@scana.com, or nomandgovchair@scana.com. The Corporate Secretary may initially review communications to directors and send a summary to the directors, but has discretion to exclude from transmittal any communications that are commercial advertisements or other forms of solicitation or individual service or billing complaints (although all communications are available to the directors at their request). The Corporate Secretary will forward to the directors any communications raising substantive issues.

Prohibition on Margining or Pledging of Shares

Our Insider Trading Policy prohibits officers, directors, employees and related persons from pledging or margining shares of the Company’s common stock.

SCANA’s Code of Conduct & Ethics

All of our employees (including the Chief Executive Officer, Chief Financial Officer, President and Controller) and directors are required to abide by the SCANA Code of Conduct & Ethics (the “Code of Conduct”) to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Conduct forms the foundation of a comprehensive process that promotes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a belief in the integrity of our employees. Our policies and procedures cover all areas of business conduct and require adherence to all laws and regulations applicable to the conduct of our business.

The full text of the Code of Conduct is published on our website, at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not part of this proxy statement or any report filed with the Securities and Exchange Commission) under the “Company Profile — Code of Conduct” caption, and a copy is also available in print upon request to the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Conduct on our website within two business days following the date of such amendment or waiver.

RELATED PARTY TRANSACTIONS

Our Governance Principles and Nominating and Governance Committee Charter address independence requirements for our directors. As part of our independence analysis, our Nominating and Governance Committee must review and assess any related party transactions involving our directors and their immediate family members and certain of their affiliates as required by the New York Stock Exchange Listing Standards. Our Governance Principles also address director requirements for avoidance of conflicts of interest and disclosure of conflicts of interest or potential conflicts of interest, and prohibit loans or extensions of credit to directors. Our Code of Conduct addresses requirements for avoidance of conflicts of interest by all of our employees. Our Governance Principles, Nominating and Governance Committee Charter and Code of Conduct are all written documents. With the exception of annual director and officer questionnaires, our Governance Principles, our Code of Conduct, and our Nominating and Governance Committee Charter, there are no additional written policies and procedures relating to the review, approval or ratification of related party transactions by the Board.

To help us perform our independence and related party transaction analysis, we require that each senior executive officer, executive officer, director and director nominee complete an annual questionnaire and report all transactions with us in which such persons (or their immediate family members and certain of their affiliates) had or will have a direct or indirect material interest (except for salaries and other compensation and benefits, directors’ fees, and dividends on our stock). It is our general intention to avoid such transactions. Our General Counsel reviews responses to the questionnaires and any other information about related party transactions that may be brought to his attention. We use the questionnaires and the annual Code of Conduct training to help ensure the effective implementation and monitoring of compliance with such policies and procedures. If any such related party transactions are disclosed, they are reviewed by the Nominating and Governance Committee pursuant to the requirements of its Charter. If appropriate, any such transactions are submitted to the Board for approval.

The Nominating and Governance Committee does not use any formal written standards in determining whether to submit a related party transaction to the Board for approval. As noted above, we attempt to avoid such transactions altogether. On the rare occasions when such transactions have arisen, our Nominating and Governance Committee, which is comprised of a majority of our independent Board members, reviewed the proposed or actual transactions and utilized their business judgment to determine which of them should be submitted for review to the full Board. In practice, all such transactions that have arisen in recent years have been reviewed by the full Board, even when they were well below the threshold for proxy statement disclosure and below the threshold at which director independence could be compromised.

The types of transactions that have been reviewed in the past include the purchase and sale of goods, services or property from companies for which our directors serve as executive officers or directors, the purchase of financial services and access to lines of credit from banks for which our directors serve as executive officers or directors, and senior officer relocation benefits. During the year ended December 31, 2013, there was only one transaction reported to the Board as set forth below.

In connection with the promotion of D. Russell Harris to President of Gas Operations for South Carolina Electric and Gas Company, Mr. Harris was required to move from Gastonia, North Carolina to Columbia, South Carolina, and therefore was eligible for certain relocation benefits under our employee relocation programs. Those benefits included our purchasing Mr. Harris’ previous residence for $514,500, as well as reimbursing certain of his relocation expenses and providing an expense allowance and tax gross-up payments, which totaled approximately $116,000 in 2013. The purchase price for Mr. Harris’ residence was the agreed-upon value between the Company and Mr. Harris, after considering his purchase price and a third party appraisal. In addition, we agreed to indemnify our relocation agent for various matters potentially associated with the purchase and resale of the residence, and Mr. Harris agreed to indemnify us against certain of those indemnification obligations. We intend to resell the residence as soon as it is prudent to do so.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the amounts of our common stock beneficially owned on February 28, 2014, by each director, each nominee, each person named in the Summary Compensation Table on page 38, and all directors and executive officers as a group.

Name of Beneficial Owner		Amount and Nature of Beneficial Ownership(1)(2)(3)(4)	Percent of Class
K. B.	Marsh	42,953	*
J. E.	Addison	20,749	*
S. A.	Byrne	22,418	*
G. J.	Bullwinkel, Jr.	35,744	*
R. T.	Lindsay	2,093	*
J. A.	Bennett	39,488	*
J. F.A.V.	Cecil	1,124	*
D. M.	Hagood	18,460	*
J. W.	Martin, III	8,717	*
J. M.	Micali	23,631	*
L. M.	Miller	55,624	*
J. W.	Roquemore	30,107	*
M. K.	Sloan	52,380	*
H. C.	Stowe	36,952	*
A.	Trujillo	1,124	*
All executive officers and directors as group (22 persons)		570,466	*

*Less	than 1%

(1)	Includes shares purchased through February 28, 2014 by the Trustee under the SCANA Corporation Stock Purchase-Savings Plan.

(2)	Includes hypothetical shares acquired under the Director Compensation and Deferral Plan. These hypothetical shares are paid out in shares and do not have voting rights. As of February 28, 2014, the following directors had acquired the following numbers of hypothetical shares: Messrs. Bennett — 36,124; Hagood — 17,197; Martin — 8,096; Micali — 22,631; Roquemore — 16,007; Sloan — 49,731; Stowe — 33,513; and Ms. Miller — 51,213.

(3)	Hypothetical shares acquired under the Executive Deferred Compensation Plan are not included in the above table. These hypothetical shares are paid out in cash and do not have voting rights. As of February 28, 2014, the following officers had acquired the following numbers of hypothetical shares: Messrs. Marsh — 17,827; Addison — 744; Byrne — 22,845; and Bullwinkel — 5,856.

(4)	Includes shares owned by close relatives and/or shares held in trust for others, as follows: other executive officers as a group – 10,816.

FIVE PERCENT BENEFICIAL OWNERSHIP OF SCANA COMMON STOCK

The following table provides information about persons known by us to be the beneficial owners of more than five percent of our common stock as of December 31, 2013. This information was obtained from Schedules 13G filed with the Securities and Exchange Commission and we have not independently verified it.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
SCANA Corporation Stock Purchase - Savings Plan Bank of America, N.A., as Trustee 1300 Merrill Lynch Drive Third Floor Pennington, NJ 08534	13,748,811	(1)	9.8
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	10,887,893	(2)	7.7
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	9,133,806	(3)	6.49

(1)	The SCANA Corporation Stock Purchase - Savings Plan has shared power to vote and dispose of these shares. Participants have the opportunity to give voting instructions to the plan trustee with respect to shares held in their accounts, and the trustee is required to vote the shares in accordance with such instructions. Shares that are not voted by participants are voted proportionally to the Plan shares voted.

(2)	In its most recently filed Schedule 13G BlackRock, Inc. reported sole voting power with respect to 9,616,823 shares, and sole dispositive power with respect to all 10,887,893 shares.

(3)	In its most recently filed Schedule 13G The Vanguard Group, Inc. reported sole voting power with respect to 287,135 shares, sole dispositive power with respect to 8,924,371 shares, and shared dispositive power with respect to 209,435 shares.

EXECUTIVE COMPENSATION

Compensation Committee Processes and Procedures

Our Compensation Committee, which is comprised entirely of independent directors, administers our senior executive compensation program. Compensation decisions for all senior executive officers are approved by the Compensation Committee and recommended by the Committee to the full Board for final approval. The Committee considers recommendations from our Chairman and Chief Executive Officer in setting compensation for senior executive officers.

In addition to attendance by members of the Compensation Committee, the Committee’s meetings are also regularly attended by our Chairman and Chief Executive Officer, our Senior Vice President of Administration and Human Resources Department employees. At each meeting the Committee also meets in executive session without members of management present. The Chairman of the Committee reports the Committee’s recommendations on executive compensation to the Board of Directors. Our Human Resources, Tax and Finance Departments support the Compensation Committee in its duties, and the Committee may delegate authority to these departments to fulfill administrative duties relating to our compensation programs.

The Committee has the authority under its charter to retain, approve fees for, and terminate advisors, consultants and others as it deems appropriate to assist in the fulfillment of its responsibilities. Prior to 2012, the Committee had, however, historically not retained its own compensation consultant, but rather had used relevant information provided to us by management’s consultant, Towers Watson. The Committee used this information to assist it in carrying out its responsibilities for overseeing matters relating to compensation plans and compensation of our senior executive officers. Using information provided by a national compensation consultant helps assure the Committee that our policies for compensation and benefits are competitive and aligned with utility and general industry practices.

In 2012, the Committee engaged the services of its own independent compensation consultant, Pearl Meyer & Partners, to perform an evaluation of compensation data previously provided by management’s compensation consultant, and the Committee continues to engage Pearl Meyer & Partners as its independent compensation consultant. The Committee believes that engaging its own independent compensation consultant eliminates the appearance of any potential conflict of interest that might arise because management’s consultant also performs other services for the Company. Pearl Meyer & Partners does not perform additional services for the Company.

The Compensation Committee has assessed the independence of Pearl Meyer & Partners pursuant to Securities and Exchange Commission rules and New York Stock Exchange Listing Standards and determined that Pearl Meyer & Partners’ work for the Compensation Committee does not raise any conflict of interest. Towers Watson continues to serve as management’s executive officer and director compensation consultant.

Compensation Committee Interlocks and Insider Participation

During 2013, decisions on various elements of executive compensation were made by the Compensation Committee. No officer, employee, former officer or any related person of SCANA or any of its subsidiaries served as a member of the Compensation Committee.

The directors who served on the Compensation Committee during 2013 were:

Mr. Maceo K. Sloan, Chairman

Mrs. Sharon A. Decker (served until April 25, 2013)

Mr. Joshua W. Martin, III

Mr. James M. Micali

Mr. Harold  C. Stowe

Compensation Risk Assessment

Our Human Resources, Risk Management, and Legal Departments have jointly reviewed our compensation policies and procedures to determine whether they present a significant risk to the Company. Based on this review we have concluded that our compensation policies and procedures for all employees are not reasonably likely to have a material adverse effect on the Company. Our annual incentive compensation plans for all employees are structured such that appropriate limits are in place to discourage excessive risk taking. In addition, all leadership level employees who are in a position to effect significant policies or projects have compensation at risk on both a short- and long-term basis, which we believe discourages excessive risk taking and encourages supervision of any risk related activities by other employees. Our compensation programs and policies, including our senior executive officer share ownership requirements, reward consistent, long-term performance by heavily weighting leadership level compensation to long-term incentives that reward stock, financial, and operating performance. In addition, all of our senior executive officers, who are also members of our Risk Management Committee, oversee and approve individual and business unit objectives for their areas of responsibility so they are positioned to report any risk associated with such individual or business unit objectives to the Risk Management Committee.

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

Our senior executive compensation program is designed to support our overall objective of increasing shareholder value by:

•	Hiring and retaining premier executive talent;

•	Having a pay-for-performance philosophy that links total rewards to achievement of corporate, business unit and individual goals, and places a substantial portion of pay for senior executives at risk;

•	Aligning the interests of executives with the long-term interests of shareholders through long-term equity-based incentive compensation; and

•

Ensuring that the elements of the compensation program focus on and appropriately balance our financial, customer service, operational and strategic goals, all of which are crucial to achieving long-term results for our shareholders.

We have designed our compensation program to reward senior executive officers for their individual and collective performance and for our collective performance in achieving goals for growth in basic earnings per share and total shareholder return and other annual and long-term business objectives. We believe our program performs a vital role in keeping executives focused on improving our performance and enhancing shareholder value while rewarding successful individual executive performance in a way that helps to assure retention.

The following discussion provides an overview of our compensation program for all of our senior executive officers (for 2013, a group of 12 people who are at the level of senior vice president and above), as well as a specific discussion of compensation for our Chief Executive Officer, our Chief Financial Officer and the other executive officers named in the Summary Compensation Table that follows this “Compensation Discussion and Analysis.” In this discussion, we refer to the executives named in the Summary Compensation Table as “Named Executive Officers.”

Principal Components of Executive Compensation

During 2013, senior executive compensation consisted primarily of three key components: base salary, short-term cash incentive compensation, and long-term equity-based incentive compensation (under the shareholder-approved Long-Term Equity Compensation Plan). We also provide various additional benefits to senior executive officers, including health, life and disability insurance plans, retirement plans, change in control arrangements, limited perquisites, and, if appropriate, severance and termination benefits. The Compensation Committee makes its decisions about how to allocate senior executive officer compensation among base salary, short-term cash incentive compensation and long-term equity-based incentive compensation on the basis of market information and analysis provided by management’s compensation consultant, and our goals of remaining competitive with the compensation practices of a group of surveyed companies and of linking compensation to our corporate performance and individual senior executive officer performance. We also evaluate the market information for specific positions to ensure we account for internal equity considerations. At the Committee’s discretion, information used or provided by management, or provided by management’s compensation consultant to assist the Committee in making its decisions, may be reviewed by the Committee’s independent compensation consultant, Pearl Meyer & Partners.

A more detailed discussion of each of these components of senior executive officer compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters are set forth in the sections below.

Factors Considered in Setting Senior Executive Officer Compensation

Use of Market Surveys and Peer Group Data

We believe it is important to consider comparative market information about compensation paid to executive officers of other companies in order to remain competitive in the executive workforce marketplace. We want to attract and retain highly skilled and talented senior executive officers who have the ability to carry out our short- and long-term goals. To do so, we must be able to compensate them at levels that are competitive with compensation offered by other companies in our business or geographic marketplace that seek similarly skilled and talented executives. Accordingly, we consider market survey results in establishing all components of compensation. The market survey information is provided to us approximately every other year by management’s compensation consultant. In years in which management’s consultant does not provide us with market survey information, and when we require updated information, our process may be to apply an aging factor to the prior year’s information with assistance from management’s consultant, based on its experience in the marketplace. Compensation decisions for 2013 were based on a compensation survey performed in 2011 by management’s compensation consultant, Towers Watson. Prior to the consultant’s conducting the market survey, we assist management’s consultant in matching our positions with benchmark positions in its database by comparing the specific responsibilities of our positions with the benchmark duties. If management’s consultant is unable to find an exact match for one of our positions in the consultant’s database due to variances in duties and/or position level, we may assist management’s consultant in identifying the most similar position. The market survey information may then be adjusted upward or downward as necessary to match the position as closely as possible.

Our goal is to set base salary and short- and long-term incentive compensation for our senior executive officers at the median (50th percentile) of compensation paid for similar positions by the companies included in the market surveys. We generally set our target at the median because we believe this target will meet the requirements of most of the persons we seek to hire and retain in our geographic area, and because we believe it is fair both to us and to the executives. Variations to this objective may, however, occur as dictated by the experience level of the individual, internal equity, need for specialized talent, and market factors. We do not set a target level for broad-based benefits for our senior executive officers, but we believe our broad-based benefits are approximately at the median.

The companies included in the market survey are a group of utilities and general industry companies of various sizes in terms of revenue. Approximately half of the companies included in the 2011 market survey had substantially the same levels of annual revenues as we had, while the remainder had revenues ranging from one-third to not greater than 3.8 times our revenues. Market survey results for positions may be size-adjusted using regression analysis to account for these differences in company revenues, which in turn are viewed as a proxy for measuring the relative scope and complexity of the business operations.

The companies included in the 2011 market survey we used in connection with setting base salaries and short- and long-term incentive compensation for 2013, and the states in which they are headquartered are listed below:

Utility Industry: AGL Resources, Inc. (GA); Alliant Energy Corporation (WI); Ameren Corporation (MO); Avista Corp. (WA); CenterPoint Energy, Inc. (TX); CMS Energy Corporation (MI); Dominion Resources, Inc. (VA); DPL, Inc. (OH); Duke Energy Corporation (NC); Edison International (CA); Entergy Corporation (LA); FirstEnergy Corporation (OH); Hawaiian Electric Industries, Inc. (HI); NextEra Energy, Inc. (FL); Northeast Utilities (CT); NV Energy, Inc. (NV); OGE Energy Corporation (OK); Pepco Holdings, Inc. (DC); Pinnacle West Capital Corporation (AZ); PNM Resources, Inc. (NM); Portland General Electric Co. (OR); PPL Corporation (PA); Progress Energy, Inc. (NC); Public Service Enterprise Group, Inc. (NJ); Sempra Energy (CA); Southern Company (GA); TECO Energy, Inc. (FL); Westar Energy, Inc. (KS); Wisconsin Energy Corporation (WI); Xcel Energy, Inc (MN).

General Industry: Armstrong World Industries, Inc. (PA); Avery Dennison Corporation (CA); Ball Corporation (CO); Cameron International Corporation (TX); Eastman Chemical Company (TN); Ecolab Inc. (MN); Goodrich Corporation (NC); Hanesbrands, Inc. (NC); The Hershey Company (PA); Level 3 Communications, Inc. (CO); ManTech International Corporation (VA); Mattel, Inc. (CA); MeadWestvaco Corporation (VA); Pitney Bowes, Inc. (CT); Rockwell Automation, Inc. (WI); Rockwell Collins, Inc. (IA); Sealed Air Corporation (NJ); Snap-on, Inc. (WI); Sonoco Products Company (SC); Steelcase Inc. (MI); Terex Corporation (CT); The Scotts Miracle-Gro Company (OH); The Sherwin-Williams Company (OH); Unisys Corporation (PA); USG Corporation (IL).

We believe the utilities included in our market survey are an appropriate group to use for compensation comparisons because they align well with our revenues, the nature of our business and workforce, and the talent and skills required for safe and successful operations. We believe the additional non-utility companies included in our market survey are appropriate to include in our comparisons because they align well with our revenues, and are the types of companies that might be expected to seek executives with the same general skills and talents as the executives we are trying to attract and retain in our geographic area. The companies we use for comparisons may change from time to time based on the factors discussed above.

To make comparisons with the market survey results, we generally divide all of our senior executive officers into utility and non-utility executive groups — that is, executive officers whose responsibilities are primarily related to utility businesses and require a high degree of technical or industry-specific knowledge (such as electrical engineering, nuclear engineering or gas pipeline transmission), and those whose responsibilities are more general and do not require such specialized knowledge (such as business, finance, and other corporate support functions). We then attempt to match to the greatest degree possible our positions with similar positions in the survey results. We may blend the survey results to achieve what we believe is an appropriate comparison.

We also use performance data covering a larger peer group of utilities in determining long-term equity incentive compensation under our shareholder-approved Long-Term Equity Compensation Plan, as discussed under “Long-Term Equity Compensation Plan.”

Personal Qualifications

In addition to considering market survey comparisons, we consider each senior executive officer’s knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as a senior executive officer.

Mr. Marsh has been our Chairman and Chief Executive Officer since December 2011, and he has also served as our President and Chief Operating Officer since January 2011. Prior to January 2011, he served as our Senior Vice President from 1998 to January 2011, and as our Chief Financial Officer from 1996 to April 2006. He previously served as President of South Carolina Electric & Gas Company (“SCE&G”), our largest subsidiary from April 2006 to November 2011, and as SCE&G’s Chief Operating Officer from April 2006 to January 2011. Mr. Marsh previously practiced as a certified public accountant and has been with us for over 30 years. As our Chief Executive Officer, Mr. Marsh has responsibility for strategic planning, development of our senior executive officers and oversight of our operations.

Mr. Addison was appointed Executive Vice President of SCANA in January 2012, and he has served as our Chief Financial Officer since April 2006. Prior to January 2012, Mr. Addison had served as a Senior Vice President since 2006 and Vice President of Finance from 2001 to 2006. As Chief Financial Officer, he is responsible for all of our financial operations, including accounting, risk management, treasury, regulatory affairs, investor relations, shareholder services, taxation and financial planning, as well as our information technology functions. Mr. Addison is a certified public accountant and has been with us for 23 years.

Mr. Byrne is an Executive Vice President of SCANA, as well as President of Generation and Transmission and Chief Operating Officer of SCE&G. He is also responsible for our fossil/hydro operations. In these positions, he is responsible for overseeing all of our activities related to fossil/hydro and nuclear power, including nuclear plant operations, emergency planning, licensing, and nuclear support services, as well as overseeing construction of our new nuclear facilities. He has over 29 years of experience in the nuclear industry, and he has also held a Nuclear Regulatory Commission Senior Reactor Operator’s license. Mr. Byrne has been with us for 18 years.

Mr. Bullwinkel is a Senior Vice President of SCANA, as well as President and Chief Operating Officer of our subsidiary, SCANA Energy Marketing, Inc., and President of our subsidiaries, SCANA Communications, Inc. and ServiceCare, Inc. For a portion of 2013, he was also responsible for senior executive oversight of our subsidiary, Public Service Company of North Carolina, Incorporated, d/b/a PSNC Energy. In these positions, he is responsible for overall operations of each of these subsidiaries. Mr. Bullwinkel has been with us for 43 years.

Mr. Lindsay is a Senior Vice President and the General Counsel of SCANA and its subsidiaries. He is responsible for oversight of all legal, legal regulatory, environmental, and corporate secretary functions. Mr. Lindsay has been with us for 5 years and has more than 35 years experience as an attorney, which includes more than 20 years serving in a General Counsel role.

Other Factors Considered

In addition to the foregoing information, we consider the fairness of the compensation paid to each senior executive officer in relation to what we pay our other senior executive officers. Our Compensation Committee also considers recommendations from our Chairman and Chief Executive Officer in setting compensation for senior executive officers.

We review our compensation program and levels of compensation paid to all of our senior executive officers, including the Named Executive Officers, annually and may make adjustments based on the foregoing factors as well as other subjective factors.

In 2013, our Compensation Committee reviewed summaries of compensation components (“tally sheets”) for all of our senior executive officers, including the Named Executive Officers. These tally sheets reflect changes in compensation during the prior year, if any, and affix dollar amounts to each component of compensation. Although the Committee did not make any adjustments to executive compensation in 2013 based solely on its review of the tally sheets, it intends to continue to use such tally sheets in the future to review each component of the total compensation package, including base salaries, short- and long-term incentives, severance plans, insurance, retirement and other benefits, as a factor in determining the total compensation package for each senior executive officer.

Timing of Senior Executive Officer Compensation Decisions

Annual salary reviews are routinely conducted and any adjustments are made, and short- and long-term incentive compensation awards are routinely granted in February of each year at the first regularly scheduled Compensation Committee and Board meetings. Determinations also are made at those meetings as to whether to pay out awards under the most recently completed cycle of short- and long-term incentive compensation (which include equity based incentive compensation). Compensation determinations also may be made by the Committee at its other quarterly meetings in the case of newly hired executives, promotions of employees, or adjustments of existing employees’ compensation that could not be deferred until the February meeting. We routinely release our annual and quarterly earnings information to the public in conjunction with the quarterly meetings of our Board.

Base Salaries

Senior executive officer base salaries are divided into grade levels based on market data for similar positions, experience and certain internal equity considerations. The Compensation Committee believes it is appropriate to set base salaries at a reasonable level that will provide executives with a predictable income base. Accordingly, base salaries are targeted at the median (50th percentile) of the market survey data. The Compensation Committee reviews base salaries annually and makes adjustments, if appropriate, on the basis of an assessment of individual performance, relative levels of accountability, prior experience, breadth and depth of knowledge, specialized talent required for new operational initiatives, changes in market compensation practices as reflected in market survey data, and relative compensation levels within our Company. In February 2013, certain of the Named Executive Officers received base salary increases in the following percentages: Mr. Marsh, 6.3%; Mr. Addison, 5%; Mr. Byrne, 5%; and Mr. Lindsay, 6%. Such increases were based on individual performance and the degree to which the Named Executive Officers’ base salaries were below the market rate for their positions and certain internal equity considerations.

Short-Term and Long-Term Incentive Compensation

Our senior executive officer compensation program provides for both short-term incentive compensation in the form of annual cash incentive compensation, and long-term equity-based incentive compensation payable at the end of periods which have historically lasted three years. Both our Short-Term Annual Incentive and Long-Term Equity Compensation Plans promote our pay-for-performance philosophy, as well as our goal of having a meaningful amount of pay at-risk, and we believe both Plans provide us a competitive advantage in recruiting and retaining top quality talent.

We believe the Short-Term Annual Incentive Compensation Plan provides our senior executive officers with an annual stimulus to achieve short-term individual and business unit or departmental goals and short-term corporate earnings goals that ultimately help us achieve our long-term corporate goals. We believe the long-term equity-based incentive compensation counterbalances the emphasis of short-term incentive compensation on short-term results by focusing our senior executive officers on achievement of our long-term corporate goals, providing additional incentives for them to remain our employees by ensuring that they have a continuing stake in the long-term success of the Company, and significantly aligning the interests of senior executive officers with those of our shareholders.

Short-Term Annual Incentive Plan

Our Short-Term Annual Incentive Plan provides financial incentives for performance in the form of opportunities for annual incentive cash payments. Participants in the Short-Term Annual Incentive Plan include not only our senior executive officers, but also approximately 240 additional employees, including other officers, senior management, division heads and other professionals whose positions or levels of responsibility make their participation in the plan appropriate. Our Chief Executive Officer recommends, and the Compensation Committee approves, the performance measures, operational goals and other terms and conditions of incentive awards for senior executive officers, including the Named Executive Officers.

The Compensation Committee reviews and approves target short-term incentive levels at its first regularly scheduled meeting each year based on percentages assigned to each executive salary grade. Actual short-term incentive awards are based both on the Company’s achieving pre-determined financial and business objectives in the coming year, and on each senior executive officer’s level of performance in achieving his or her individual financial and strategic objectives. The Committee selected these performance metrics because it believes they are key measures of financial and operational success, and that achieving our earnings and strategic goals supports the interests of our shareholders. In assessing accomplishment of objectives, the Committee considers the difficulty of achieving each objective, unforeseen obstacles or favorable circumstances that might have altered the level of difficulty in achieving the objective, overall importance of the objective to our long-term and short-term goals, and importance of achieving the objective to enhancing shareholder value. Changes in annual target short-term incentive levels can be made if there are changes in the senior executive officer’s salary grade level that warrant a target change.

In the discretion of the Compensation Committee, the Plan allows for an increase or decrease in short-term incentive award payouts, but cumulative adjustments to target award payouts for all participants may not increase or decrease overall award levels by more than 50%. Individual awards may nonetheless be decreased or eliminated if the Committee determines that actual results warrant a lower payout.

For a number of years prior to 2013, half of the annual cash incentive payments under the Short-Term Annual Incentive Plan were earned based on the extent to which we met designated earnings per share targets, and the other half of the payments were earned based on our Named Executive Officers and the other participants in the plan achieving their individual and business unit performance objectives. Based on the factors discussed below, the Committee changed the bases for allocation of these cash incentive payments for 2013 to place more emphasis on participants’ individual and business unit performance objectives and less emphasis on earnings per share goals.

During 2012, management redesigned its strategic planning process and, based on comments from the Compensation Committee, incorporated a process to make individual and business unit objectives and incentive goals more specific, measurable, and more closely aligned with our strategic plan. As a result of the new strategic planning process and the development of new incentive goals, management made a recommendation to the Compensation Committee to base a greater percentage of short-term incentive awards on individual and business unit performance criteria, over which the participants have significant control, rather than on earnings per share metrics, over which participants may have less control. Management discussed with the Committee that requiring participants to develop more detailed and challenging goals, which included financial measures in addition to the earnings per share component, could serve to reduce any potential disconnect between the short-term annual incentive award and personal and business unit performance. In addition, management discussed its belief that placing a greater emphasis on individual and business unit performance objectives would create a better incentive for participants to achieve goals that would help us to achieve our business and strategic initiatives, which, in the long term, would be expected to help us increase our profitability and increase shareholder returns.

Taking into consideration these discussions with management, in reviewing awards under the Short-Term Annual Incentive Plan at its October 2012 and February 2013 meetings, and in reviewing individual and business unit objectives for all senior executive officers, the Compensation Committee agreed that, in light of the Company’s significant operational objectives, including the construction of two new nuclear facilities, the Short-Term Annual Incentive Plan may not provide sufficient flexibility to appropriately reward individual participants for achieving or exceeding personal performance or business unit objectives, or to sufficiently penalize individual participants for failing to adequately achieve such objectives. The Committee also took into account the fact that, on management’s recommendation, the Committee had decreased the earnings per share payout of the 2011 Short-Term Annual Incentive Plan for all participants in 2012 by 25%, despite the fact that the earnings per share component of the award was earned at a higher level, because certain cost control objectives had not been achieved. The Committee further considered that, under management’s recommendation for changes to the Plan, at least 25% of most participants’ individual and business unit performance objectives under the Short-Term Annual Incentive Plan would be expected to be related to a financial objective, which would be in addition to the 25% of the award based on earnings per share targets.

Based on all of these considerations, the Compensation Committee approved management’s recommendation for the 2013 Plan to focus more on individual and business unit performance objectives and less on an earnings per share target.

Accordingly, for 2013, the Committee amended the Short-Term Annual Incentive Plan to provide that:

•	25% of the annual cash incentive payments under the Plan would be earned based on the extent to which we met designated earnings per share goals; and

•

75% of the payments would be earned based on our Named Executive Officers and the other participants achieving individual and business unit performance objectives. The Committee reviewed and approved all senior executive officer individual and business unit objectives.

The estimated possible payouts that could have been earned under the 2013 awards if performance objectives were met at threshold, target and maximum levels are set forth in the “2013 Grants of Plan-Based Awards” table on page 39. The 2013 Short-Term Annual Incentive Plan payouts based on our achieving our earnings per share target and business objectives, and our Named Executive Officers’ achieving their individual objectives, are reflected in the “Summary Compensation Table” on page 38 under the columns “Bonus” and “Non-Equity Incentive Plan Compensation.”

Earnings per Share Component of 2013 Annual Incentive Award

Up to 25% of the total 2013 annual incentive award would be earned based on the extent to which we met our earnings per share goals as set forth below:

	40% of EPS Component Earned at	60% of EPS Component Earned at	80% of EPS Component Earned at	100% of EPS Component Earned at
Basic earnings per share	$3.25	$3.28	$3.31	$3.35

Our actual basic earnings per share for 2013 were $3.40, which resulted in our senior executive officers, and the other participants in the Short-Term Annual Incentive Plan, earning 100% of the earnings per share component of the 2013 annual incentive award.

Individual Strategic Objectives Component of 2013 Annual Incentive Award

The remaining 75% of the 2013 annual incentive award was based on our Named Executive Officers’ level of performance in helping us achieve our annual business objectives by achieving their individual performance objectives.

We achieved our business objectives and our senior executive officers achieved their individual strategic objectives. Accordingly, we made 100% payouts to our senior executive officers, including all of our Named Executive Officers. As further discussed below under the caption “—Discretionary Bonus Award,” we also made a discretionary bonus award equal to 25% of actual Short-Term Annual Incentive Plan awards to each of our senior executive officers, including our Named Executive Officers, as permitted by the Plan.

Individual Strategic Objectives on which 2013 Annual Incentive Awards were Based

The individual strategic objectives the Compensation Committee considered in determining short-term incentive awards for the Named Executive Officers were as follows:

Mr. Marsh’s award was based on his oversight of our new nuclear construction activities; developing for the Board of Directors a succession plan for key leaders; developing, for consideration by the Board of Directors, strategic plans for certain business units and future opportunities; and providing leadership to the senior executive officers.

Mr. Addison’s award was based on his successful monitoring of financial markets and obtaining external financings and refinancings as appropriate to meet our general corporate and new nuclear capital needs; development of a multiple year regulatory and financial plan for our largest subsidiary, SCE&G; and his development and implementation of targeted and specific recommendations for cost control strategies for 2013.

Mr. Byrne’s award was based on his oversight of a request for a proposal related to renewable resources; his oversight and management of the Base Load Review Act program for funding our new nuclear development; successful completion of an external audit of our transmission practices; and oversight of the performance of our fossil fuel units as certain of such plants transition to retirement.

Mr. Bullwinkel’s award was based on his oversight of successful implementation of improved operational efficiencies and improved margins for our two deregulated natural gas functions; resolution of long-standing contract and supply issues for a deregulated gas subsidiary; oversight of eligibility classification for a deregulated subsidiary’s ability to bid on government contracts; minimizing SCE&G’s capacity purchasing costs; and oversight of the expansion of a deregulated subsidiary’s consumer focused products and services.

Mr. Lindsay’s award was based on oversight of the filing of the Company’s Greenhouse Gas Emission Report with the Environmental Protection Agency; oversight of implementation of our environmental management system at an additional fossil/hydro facility; monitoring and oversight of compliance issues related to new environmental regulations; and oversight of corporate governance matters.

Discretionary Bonus Award

A discretionary bonus award for eligible participants in our Short-Term Annual Incentive Plan was recommended to our Compensation Committee by our Chief Executive Officer, and both the Compensation Committee and the Board approved a 25% discretionary award. In making its decision to approve the discretionary award, the Compensation Committee and the Board took into account the fact that in 2013 the Company excelled in many diverse areas while successfully executing its new nuclear construction project. The Committee also considered that, unlike the annual incentive plans used by many of the Company’s peers, our Short-Term Annual Incentive Plan does not automatically pay out above target and instead relies on the Committee to exercise discretion in years in which performance supports an award greater than target. During the previous ten years, the Board has only exercised positive discretion to pay above target on three occasions. The Committee determined that, in order to follow the Company’s philosophy of paying for performance, discretionary awards for 2013 were appropriate to reward operational and administrative achievements, some of which were discussed in our Chairman’s Letter and 2013 Highlights and are as follows:

•	We exceeded our publicly disclosed 2013 growth in earnings per share target goal of 4.5% by achieving earnings per share growth of 6.3% for the second consecutive year;

•	Our operations and maintenance expenses were under budget by over $12 million, with no resulting negative impact on our commitment to safety, reliability, or customer service;

•

In March 2013, we achieved an important and difficult milestone by being the first company in 30 years to complete a nuclear island basemat concrete pour in the United States. The historic milestone was achieved for V.C. Summer Station Unit 2 and was an accomplishment for our employees, our shareholders, and the nuclear industry. In November 2013, we also poured basemat concrete at V.C. Summer Station Unit 3; and

•

We successfully reduced and redeployed certain of our workforce while pursuing important initiatives such as succession development, renewable fuels, and our new nuclear construction project. Our employees recognize the challenges facing our Company and the need for such workforce changes and have supported the efforts with no negative impact to safety, reliability, or customer service.

The Board also considered the positive results of 2013, some of which are listed above, along with the confidence the Company has in its long-term strategy to grow dividends fairly consistent with earnings growth, in making its determination to increase our common stock dividend rate. In February 2014, our Board of Directors raised the quarterly cash dividend on the Company’s common stock to 52 1/2 cents per share from 50 3/4 cents per share, an increase of 3.5%. This action increases the indicated annual dividend rate to $2.10 per share from $2.03 per share.

In addition to the discretionary bonus award discussed above, one of our Named Executive Officers, Mr. Byrne, received the maximum discretionary award permitted by the Plan, representing 50% of his actual Short-Term Annual Incentive Plan target payout, to reward him for his efforts and achievements associated with our new nuclear construction project. Mr. Byrne’s leadership over the last several years and his project management for our new nuclear construction projects have been instrumental in moving the projects forward, and resulted in the historic company and industry milestone mentioned above. In addition to leading our new nuclear construction projects, Mr. Byrne continued to provide executive leadership for our other electric generation subsidiaries.

Long-Term Equity Compensation Plan

The potential value of long-term equity-based incentive compensation opportunities comprises a significant portion of the total compensation package for senior executive officers and key employees. The Compensation Committee believes that emphasizing this component of total compensation provides the appropriate long-range focus for senior executive officers and other key employees who are charged with responsibility for managing the Company and achieving success for our shareholders because it links the amount of their compensation to our business and financial performance.

A portion of each senior executive officer’s potential compensation consists of awards under the Long-Term Equity Compensation Plan. The types of long-term equity-based compensation the Compensation Committee may award under the Plan include incentive and non-qualified stock options, stock appreciation rights (either alone or in tandem with a related stock option), restricted stock, restricted stock units, performance units and performance shares. In recent years, our long-term equity-based awards have been in the form of performance shares and restricted stock units. These long-term equity-based awards are granted subject to satisfaction of specific performance goals and vesting schedules. For the 2011-2013, the 2012-2014, and the 2013-2015 performance periods, awards under the Long-Term Equity Compensation Plan consisted of 80% performance shares and 20% restricted stock units. The Committee has not awarded stock options since 2002 and has no plans to do so in the foreseeable future, and the Committee has not awarded any stock appreciation rights under the Plan.

We believe awards of performance shares align the interests of our executives with those of shareholders because the value of such awards is tied to our achieving financial and business goals that would be expected to affect the value of our common stock. We believe awards of restricted stock units align the interests of our executives with those of shareholders in that they ensure a long-term view of success, and we believe the three year vesting schedule aids in retention of executives. Although restricted stock units do not have the same risk of forfeiture for failure to meet performance thresholds associated with performance shares, they have no upside potential for payout above target level.

Performance Share Awards

For the past several years, the Compensation Committee has been granting performance share awards that are earned, if at all, over a three-year period that is measured in three one-year cycles based on comparative Total Shareholder Return (“TSR”) and earnings per share growth components. Performance share awards based on these components place a portion of executive compensation at risk because executives are compensated pursuant to the awards only when the objectives for TSR and earnings growth are met. Additionally, comparing our TSR to the TSR of a group of other companies reflects our recognition that investors could have invested their funds in other entities and measures how well we performed over time when compared to others in the group.

Performance share awards are denominated in shares of our common stock. The number of target performance shares into which awards are denominated is calculated by multiplying the Named Executive Officer’s base salary by a target percentage based on positions cited in the market survey data and dividing the product by a valuation factor applied to our opening stock price on the date of grant. The target percentage is derived from market survey data of the peer companies listed above under “Factors Considered in Setting Senior Executive Officer Compensation — Use of Market Surveys and Peer Group Data.” The valuation factor is provided to us by management’s compensation consultant and is intended as a means to establish a grant date salary equivalent value that takes into consideration such factors as dividend treatment, potential for maximum performance, and the treatment of awards upon termination. Performance share awards may be paid in stock or cash or a combination of stock and cash at the Committee’s discretion, but are most frequently paid in cash. In recent years, all payouts have been in cash. Payouts are based on the closing market price of our stock on the last business day of the three-year performance period.

2011-2013 Performance Share and Restricted Stock Unit Awards

For the 2011-2013 period, we granted awards under the Long-Term Equity Compensation Plan to each of the Named Executive Officers comprised of a combination of 80% performance shares and 20% restricted stock units.

Components of 2011-2013 Performance Share Awards

For the 2011-2013 period, the components on which we based performance share awards to senior executive officers were as follows: (1) our TSR relative to the TSR of a peer group of companies; and (2) a growth in earnings component based on growth in “GAAP-adjusted basic net earnings per share from operations” as that term is used in the Company’s periodic reports and external communications1. TSR over the performance period was equal to the change in our common stock price, plus cash dividends paid on our common stock during the period, divided by the common stock price as of the beginning of the period. One half of target performance shares were based on the TSR component and one half were based on the earnings growth component.

[1]

GAAP-adjusted basic net earnings per share from operations provides a consistent basis upon which to measure performance from year to year. GAAP-adjusted basic net earnings per share from operations has historically excluded from earnings such items as the effects arising from the Company’s adoption of new accounting guidance, the favorable settlement of certain litigation, and the effects of sales of certain investments. Management uses this measure when determining earnings guidance and growth projections and when making resource allocation and other budgetary and operational decisions.

Performance measurement and award determinations for the performance shares for the 2011-2013 period were made on an annual basis with vesting and payment of awards being deferred until after the end of the three-year period. Accordingly, payouts under the 2011-2013 three-year period were earned for each year that performance goals were met during the three-year period, but vesting and payment were deferred until the end of the three-year period and were contingent upon the participant still being employed with us at the end of the three-year period, subject to certain exceptions in the event of retirement, death or disability. Payouts would also have been accelerated in the event of certain change in control events. See “ — Potential Payments Upon Termination or Change in Control.”

Performance Criteria for the 2011-2013 Performance Share Awards and Earned and Vested Awards for the 2011-2013 Performance Period

Payouts based on the TSR component of the 2011-2013 performance share awards were scaled according to our ranking against a peer group of utilities. Executives could earn threshold payouts (equal to 25% of target award) for each year of the three-year period in which we ranked at the 25th percentile in relation to the peer group’s TSR performance for the one-year cycle. Target payouts (equal to 100% of target award) could be earned for each year of the three-year period in which we ranked at the 50th percentile in relation to the peer group’s TSR performance for the one-year cycle. Maximum payouts (equal to 175% of target award) could be earned for each year of the three-year period in which our performance ranked at or above the 90th percentile in relation to the peer group’s TSR performance for the one-year cycle. Payouts were scaled between 25% and 175% based on the actual percentile achieved. No payout could be earned if our performance was less than the 25th percentile, and no payouts could exceed 175% of the target award. Threshold, target and maximum payouts at the 25th, 50th and 90th percentiles were used because these generally matched the levels used by the companies in the market survey data.

The peer group of utilities with which we compared our TSR for the 2011-2013 period are set forth below:

Alliant Energy Corporation; Ameren Corporation; American Electric Power; Avista Corporation; Centerpoint Energy Inc.; CMS Energy Corporation; Consolidated Edison, Inc.; Dominion Resources, Inc.; DTE Energy Company; Duke Energy Corporation; Edison International; Entergy Corporation; Exelon Corporation; FirstEnergy Corp.; Great Plains Energy, Inc.; Hawaiian Electric Industries, Inc.; Integrys Energy Group, Inc.; NextEra, Inc.; NiSource Inc.; Northeast Utilities; NorthWestern Corporation; NV Energy; OGE Energy Corp.; Pepco Holdings, Inc.; PG&E Corporation; Pinnacle West Capital Corporation; PNM Resources, Inc.; PPL Corporation; Public Service Enterprise Group, Inc.; Southern Company; TECO Energy, Inc.; UIL Holdings Corporation; UNS Energy Corporation; Vectren Corporation; Westar Energy, Inc.; Wisconsin Energy Corporation; XCEL Energy, Inc.

The number of utilities included in the peer group used for TSR comparisons is larger than the number included in the market survey utility peer group we use for purposes of setting base salary and short- and long-term incentive targets because information about TSR is publicly available for a larger number of utilities. We include only utilities in the TSR peer group because we have assumed that shareholders would measure our performance against performance of other utilities in which they might have invested.

For the first, second and third years of the 2011-2013 period, our TSR was at the 22nd , 66th and 24th percentiles, respectively, which resulted in no award on the TSR component being earned for the first and third years, and 130% being earned for the second year, vesting and payment of which was deferred until the end of the three-year period as discussed above. The overall payout of the TSR portion of the shares, which occurred in February 2014, was 43%.

With respect to the earnings growth component for the 2011-2013 period, executives could earn threshold payouts (equal to 25% of target award) for each year in the three-year period in which growth in GAAP-adjusted basic net earnings per share from operations equaled 1%. Executives could earn target payouts (equal to 100% of target award) for each year in which such growth equaled 3%, and maximum payouts (equal to 175% of target award) for each year in which such growth equaled or exceeded 7%. Payouts were scaled between 25% and 175% based on the actual growth in GAAP-adjusted basic net earnings per share from operations. No payouts could be earned for any year in which growth in GAAP-adjusted basic net earnings per share from operations was less than 1%, and no payouts could exceed 175% of target award.

For the first, second and third years of the 2011-2013 period, our growth in GAAP-adjusted basic net earnings per share from operations was 3.1%, 6.3% and 6.3%, respectively, which resulted in a 101.9%, 161.9% and 161.9% award on the earnings per share component being earned for the respective years, payment of which was deferred until the end of the three-year period as discussed above. The overall payout of the GAAP-adjusted basic net earnings per share from operations portion of the shares, which occurred in February 2014, was 142%.

The overall payout of the total TSR and GAAP-adjusted basic net earnings per share from operations components of the performance share awards for the 2011-2013 cycle, which occurred in February 2014, was 93%, and is reflected in the “2013 Option Exercises and Stock Vested” table on page 41.

2011-2013 Restricted Stock Unit Awards

The 2011-2013 restricted stock unit awards were granted on February 11, 2011, and were based on the fair market value of our common stock on the date of grant. The restricted stock units were subject to a three-year vesting period, and were not performance based. The restricted stock units did not have voting rights prior to vesting, and were subject to forfeiture in the event of termination of employment prior to the end of the vesting period, subject to exceptions for retirement, death, disability, or change in control. Information about vesting of the restricted stock unit award component of the 2011-2013 awards is reflected in the “2013 Option Exercises and Stock Vested” table on page 41. The restricted stock units were paid in cash in February 2014.

2012-2014 Performance Share and Restricted Stock Unit Awards

For the 2012-2014 period, we again granted awards under the Long-Term Equity Compensation Plan to each of the Named Executive Officers comprised of a combination of 80% performance shares and 20% restricted stock units.

Components of 2012-2014 Performance Share Awards

The components on which we based the 2012-2014 performance share awards were the same as those used for the 2011-2013 period, consisting of one half to be earned based on our level of achieving TSR targets and the remaining one half to be earned based on our level of achieving growth in GAAP-adjusted basic net earnings per share from operations targets. Performance measurement and award determination for the performance shares for the 2012-2014 period will also be made on an annual basis with payment of awards being deferred until after the end of the three-year period on the same terms as for the 2011-2013 awards. See “Components of 2011-2013 Performance Share Awards.”

Performance Criteria for the 2012-2014 Performance Share Awards and Earned Awards for the 2012 and 2013 Performance Cycles

For the half of performance shares based on our level of achieving TSR targets, the performance criteria, and the TSR peer group of utilities used for the 2012-2014 period are again the same as those used for the 2011-2013 period as discussed above under “Performance Criteria for the 2011-2013 Performance Share Awards and Earned and Vested Awards for the 2011-2013 Performance Period,” unless a company could no longer be included due to a merger, dissolution or other similar transaction.

For the first and second years of the 2012-2014 period, our TSR was at the 66th and 24th percentiles, which resulted in an award on the TSR component being earned at 130% for the first year and no award being earned for the second year.

For the half of performance shares based on our level of achieving growth in GAAP-adjusted basic net earnings per share from operations targets, the performance criteria for threshold and maximum award payouts are again the same for the 2012-2014 period as those used for the 2011-2013 period as discussed above under “Performance Criteria for the 2011-2013 Performance Share Awards and Earned and Vested Awards for the 2011-2013 Performance Period.” However, the performance criteria for target award payout was increased to 4%.

For each of the first and second years of the 2012-2014 period, our growth in GAAP-adjusted basic net earnings per share from operations was 6.3%, which resulted in 157.5% of awards on the earnings per share component being earned for each year, payment of which will be deferred until the end of the three-year period as discussed above.

See the “Outstanding Equity Awards at 2013 Fiscal Year-End” table on page 40 for information about the number and value of performance shares that have been earned for the first and second years of the 2012-2014 period, but have not vested.

2012-2014 Restricted Stock Unit Awards

The 2012-2014 restricted stock unit awards were granted on February 15, 2012, and were based on the fair market value of our common stock on the date of grant. The restricted stock units are subject to a three-year vesting period, and are not performance based. The restricted stock units have the same terms as the 2011-2013 restricted stock units as discussed above under “2011-2013 Restricted Stock Unit Awards.” Information about the restricted stock unit awards outstanding at the end of 2013 is provided in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table on page 40.

2013-2015 Performance Share and Restricted Stock Unit Awards

For the 2013-2015 period, we again granted awards under the Long-Term Equity Compensation Plan to each of the Named Executive Officers comprised of a combination of 80% performance shares and 20% restricted stock units. See the “2013 Grants of Plan-Based Awards” table on page 39.

Components of 2013-2015 Performance Share Awards

The components on which we based the 2013-2015 performance share awards were the same as those used for the 2011-2013 and 2012-2014 periods, consisting of one half to be earned based on our level of achieving TSR targets and the remaining one half to be earned based on our level of achieving growth in GAAP-adjusted basic net earnings per share from operations targets. Performance measurement and award determination for the performance shares for the 2013-2015 period will also be made on an annual basis with payment of awards being deferred until after the end of the three-year period on the same terms as for the 2011-2013 and 2012-2014 awards. See “Components of 2011-2013 Performance Share Awards” and “Components of 2012-2014 Performance Share Awards”

Performance Criteria for the 2013-2015 Performance Share Awards and Earned Awards for the 2013 Performance Cycle

For the half of performance shares based on our level of achieving TSR targets, the performance criteria, and the TSR peer group of utilities used for the 2013-2015 period are again the same as those used for the 2011-2013 and 2012-2014 periods as discussed above under “Performance Criteria for the 2011-2013 Performance Share Awards and Earned and Vested Awards for the 2011-2013 Performance Period” and “Performance Criteria for the 2012-2014 Performance Share Awards and Earned Awards for the 2012 and 2013 Performance Cycles,” unless a company could no longer be included due to a merger, dissolution or other similar transaction.

For the first year of the 2013-2015 period, our TSR was at the 24th percentile, which resulted no award being earned on the TSR component for the first year.

For the half of performance shares based on our level of achieving growth in GAAP-adjusted basic net earnings per share from operations targets, executives could earn threshold payouts (equal to 25% of target award) for each year in the three-year period in which growth in GAAP-adjusted basic net earnings per share from operations equaled 1%. Executives could earn target payouts (equal to 100% of target award) for each year in which such growth equaled 4.5%, and maximum payouts (equal to 175% of target award) for each year in which such growth equaled or exceeded 8%. Potential payouts were scaled between 25% and 175% based on the actual growth in GAAP-adjusted basic net earnings per share from operations. No payouts could be earned for any year in which growth in GAAP-adjusted basic net earnings per share from operations was less than 1%, and no payouts could exceed 175% of target award.

For the first year of the 2013-2015 period, our growth in GAAP-adjusted basic net earnings per share from operations was 6.3%, which resulted in a 138.6% award on the earnings per share component being earned for the first year, payment of which will be deferred until the end of the three-year period as discussed above.

See the “Outstanding Equity Awards at 2013 Fiscal Year-End” table on page 40 for information about the number and value of performance shares that have been earned for the first year of the 2013-2015 period, but have not vested.

2013-2015 Restricted Stock Unit Awards

The 2013-2015 restricted stock unit awards were granted on February 20, 2013, and were based on the fair market value of our common stock on the date of grant. The restricted stock units are subject to a three-year vesting period, and are not performance based. The restricted stock units have the same terms as the 2011-2013 restricted stock units as discussed above under “2011-2013 Restricted Stock Unit Awards.” Information about the restricted stock unit awards granted for the 2013 three-year period is provided in the “2013 Grants of Plan-Based Awards” table on page 39. See also the “Outstanding Equity Awards at 2013 Fiscal Year-End” table on page 40.

2014 Compensation

At its February 2014 meeting, the Board, on recommendation of the Compensation Committee, increased the base salaries of Messrs. Marsh, Addison, Byrne, and Lindsay by 5%. The salary adjustments did not result in compensation materially different from 2013 compensation. In addition, Messrs. Addison and Byrne’s positions were reclassified to a higher level based on market data provided by management’s compensation consultant, and therefore they received the following increases: Short-Term Annual Incentive Plan target opportunities increased from 70% to 75% of base salary, and Long-Term Equity Compensation Plan target opportunities increased from 160% to 175% of base salary.

Retirement and Other Benefit Plans

We currently sponsor the following retirement benefit plans:

•	A tax qualified defined benefit retirement plan (the “Retirement Plan”) (closed to new employees and rehired employees as of December 31, 2013);

•	A nonqualified defined benefit Supplemental Executive Retirement Plan (the “SERP”) (closed to new employees and rehired employees as of December 31, 2013);

•	A tax qualified defined contribution plan (the “401(k) Plan” also known as the “SCANA Corporation Stock Purchase-Savings Plan”); and

•	A nonqualified defined contribution Executive Deferred Compensation Plan (the “EDCP”).

All employees who have met eligibility requirements may participate in the Retirement Plan and the 401(k) Plan.

The SERP and the EDCP are designed to provide a benefit to senior executive officers who participate in the Retirement Plan or 401(k) Plan (our tax qualified retirement plans) and whose participation in those tax qualified plans at the same percentage of salary as all other employees is otherwise limited by government regulation. The SERP and EDCP participants are provided with the benefits to which they would have been entitled under the Retirement Plan or 401(k) Plan had their participation not been limited. At present, certain senior executive officers, including the Named Executive Officers, are participants in the SERP and/or EDCP. The SERP is described under the caption “Potential Payments Upon Termination or Change in Control — Retirement Benefits — Supplemental Executive Retirement Plan” on page 48 and the EDCP is described under the caption “2013 Nonqualified Deferred Compensation — Executive Deferred Compensation Plan” on page 43. We provide the SERP and the EDCP benefits because they allow our senior executive officers the opportunity to defer the same percentage of their compensation as other employees. We also believe, based on market survey data, that these plans may be necessary to make our senior executive officer retirement benefits competitive.

As of December 31, 2013, the Retirement Plan and the SERP were both closed to new employees and rehired employees. Current participants in the Retirement Plan and the SERP who continue to meet eligibility requirements will continue to earn benefits until December 31, 2023. Effective January 1, 2024, participants will no longer earn any future benefit accruals under these plans except that participants under the cash balance formula will continue to earn interest credits.

We also provide other benefits such as medical, dental, life and disability insurance, which are available to all of our employees. In addition, we provide our executive officers with additional long-term disability insurance and retiree medical and term life insurance.

Termination, Severance and Change in Control Arrangements

Our retirement and benefit plans include provisions that provide for payments to our senior executive officers, including our Named Executive Officers, in the event of a change in control of our Company. These arrangements, including the triggering events for payments and possible payment amounts, are described under the caption “Potential Payments Upon Termination or Change in Control.” We believe that these arrangements are not uncommon for executives at the level of our Named Executive Officers and senior executive officer participants, including executives of the companies included in our compensation market survey information. We believe these arrangements are important factors in attracting and retaining our senior executive officers by assuring them financial and employment status protections in the event control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and thereby, can help to align their interests more closely with those of shareholders in negotiating transactions that could result in a change in control.

Perquisites

We provide limited perquisites to senior executive officers as summarized below.

Company Aircraft

The Company owns two turboprop aircraft for the use of officers and managers in their travels to various operations throughout our service areas, as well as to meet with regulatory bodies, industry groups, financial groups, and to conduct other Company business. Our senior executive officers may use our aircraft for business purposes on a non-exclusive basis. Our aircraft are also used, if necessary, to transport directors to and from meetings and committee meetings of the Board of Directors. Spouses or close family members of directors and senior executive officers occasionally accompany a director or senior executive officer on the aircraft when the director or executive officer is flying for our business purposes. On rare occasions, a senior executive officer may use our aircraft for personal use that is not in connection with a business purpose. We impute income to the executive for certain expenses related to such use.

For purposes of determining total 2013 compensation, we valued the aggregate incremental cost of the personal use of our aircraft, if any, using a method that takes into account the variable expenses associated with operating the aircraft, which variable expenses are only incurred if the planes are flying. The following items are included in our aggregate incremental cost: aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor (inspections and repairs) per hour of flight; landing/parking/flight planning services expenses; crew travel expenses; supplies and food.

Medical Examinations

We offer all employees who participate in our health plans a preventive annual medical examination at no cost. Additionally, in order that we might plan for any executive-level health related retirements or resignations, we also provide each of our senior executive officers the opportunity to have a comprehensive annual medical examination from Duke University, the Medical University of South Carolina, or the physician of his or her choice.

Security Systems

We offer installation and provide monitoring of home security systems for our senior executive officers. Because we operate a nuclear facility and provide essential services to the public, we believe we have a duty to help assure uninterrupted and safe operations by protecting the safety and security of our senior executive officers. We provide such installation and monitoring at more than one home for some senior executive officers.

Other Perquisites

We provide a taxable allowance to our senior executive officers for financial counseling services, including tax preparation and estate planning services. We value this benefit based on the actual charges incurred. We also pay the fees and monthly dues for club memberships for senior executive officers which are used exclusively for business purposes. We sometimes invite spouses to accompany directors and senior executive officers to our quarterly Board meetings because we believe social gatherings of directors and senior executive officers in connection with these meetings increases collegiality.

Accounting and Tax Treatment of Compensation and Other Discussion

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code establishes a limit on the tax deductibility of annual compensation in excess of $1,000,000 for certain senior executive officers, including the Named Executive Officers. Certain performance-based compensation approved by shareholders is not subject to the tax deduction limit. Our Long-Term Equity Compensation Plan is currently qualified so that most performance-based awards under that Plan constitute compensation that is not subject to Section 162(m). Our Annual Short-Term Incentive Plan does not meet Section 162(m) tax deductibility requirements. To maintain flexibility in compensating senior executive officers in a manner designed to promote various corporate goals, the Compensation Committee has not adopted a policy that all compensation must be tax deductible. Because Mr. Marsh’s salary exceeds the $1,000,000 threshold, we may not deduct a portion of his compensation for tax purposes. The Compensation Committee considered these tax effects in connection with its deliberations on senior executive compensation.

Accounting for Stock Based Compensation

Beginning January 1, 2006, we began accounting for stock based compensation in accordance with the requirements of FASB ASC Topic 718. All stock based compensation awards since 2009 have been accounted for as liability awards.

Financial Restatement

Although we have never experienced such a situation, our Board of Directors’ policy would be to consider, on a case-by-case basis, a retroactive adjustment to any cash or equity-based incentive compensation paid to our senior executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of a prior award or payment.

Security Ownership Guidelines for Executive Officers

At its February 2010 meeting, the Board established minimum stock ownership guidelines for senior executive officers with a title of Senior Vice President and above. The Board determined that the Chief Executive Officer will be required to hold a minimum of five times his or her annual base salary in the form of SCANA Corporation common stock and that all other senior executive officers will be required to hold a minimum of three times their annual base salary in the form of SCANA Corporation common stock. Current senior executive officers have until February 2015 to acquire sufficient shares to meet the minimum stock ownership requirement. Any newly elected Chief Executive Officer or Senior Vice President has a period of five years from their election to meet the required minimum ownership requirement. Once a senior executive officer complies with the minimum ownership guidelines, compliance will not be jeopardized by fluctuations in the price of the Company’s common stock as long as the senior executive officer has not sold shares of the Company’s common stock which were included to meet the minimum ownership requirements. The Compensation Committee of the Board monitors compliance with the policy, and also has the authority to grant a temporary waiver of the minimum share ownership requirement upon demonstration by the senior executive officer that, due to a financial hardship or other good reason, he or she cannot meet the requirement. For purposes of meeting the applicable guidelines, the following will be considered SCANA common stock: (i) shares held directly; (ii) shares held in any defined contribution, employee stock ownership plan or other stock-based plan; (iii) performance shares/units under an incentive or base salary deferral plan; (iv) performance shares/units earned and/or deferred in any long-term incentive plan account; and (v) vested and unvested restricted stock and restricted stock unit awards. The Board directed that the Company institute appropriate policies and administrative processes to ensure the minimums are effectively monitored and communicated with annual reports to the Compensation Committee. As of February 2014, all senior executive officers met the minimum stock ownership guidelines or were expected to meet the guidelines by the compliance dates.

Non-binding Shareholder Advisory Votes on Executive Compensation and Frequency of Votes on Executive Compensation

Pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934 and related Securities and Exchange Commission regulations, at our 2011 Annual Meeting of Shareholders, we submitted to our shareholders a non-binding advisory vote on approval of executive compensation and a non-binding advisory vote on whether to hold the non-binding advisory vote on executive compensation every year, every two years, or every three years. At its August 2011 meeting, and again at its February 2012 and February 2013 meetings, the Compensation Committee took into consideration that 93.8% of the shares voting on the non-binding advisory vote on executive compensation had voted in favor of the proposal, and the Committee concluded that no material changes to executive compensation decisions and policies were necessary in 2012 or 2013.

The Committee also took into consideration that, of the shares voting on the non-binding advisory vote on frequency of the vote on executive compensation, more shares voted in favor of a three year frequency than on either of the other frequency alternatives, and, accordingly, has set the current frequency of the non-binding advisory vote on executive compensation at three years. Accordingly, at the 2014 Annual Meeting, shareholders are again being given the opportunity to vote on a non-binding advisory proposal relating to executive compensation. See “Proposal 4 — Advisory (non-binding) Vote to Approve Executive Compensation.” After the 2014 Annual Meeting, the next non-binding advisory vote on executive compensation will be at the 2017 annual meeting. At the 2017 annual meeting, shareholders will also be given the opportunity to vote on a non-binding advisory proposal relating to the frequency of the vote on executive compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission, and included in this proxy statement.

Maceo K. Sloan (Chairman)

Joshua W. Martin, III

James M. Micali

Harold C. Stowe

SUMMARY COMPENSATION TABLE

The following table summarizes information about compensation paid or accrued during 2013, 2012 and 2011 to our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers. (As noted in the “Compensation Discussion and Analysis,” we refer to these persons as our Named Executive Officers.)

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)		Bonus ($)(2) (d)		Stock Awards ($)(3) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)		All Other Compensation ($)(6) (i)		Total ($) (j)
K. B. Marsh, Chief Executive Officer, President and Chief Operating Officer	2013 2012 2011	$ $ $	1,052,765 1,000,000 703,923	$ $ $	239,159 225,000 0	$ $ $	2,700,702 2,460,789 1,319,474	— — —	$ $ $	956,637 900,000 344,866	$ $ $	149,158 295,453 176,145	$ $ $	136,066 88,740 68,947	$ $ $	5,234,487 4,969,982 2,613,355
J. E. Addison, Executive Vice President and Chief Financial Officer	2013 2012 2011	$ $ $	547,010 516,462 459,952	$ $ $	96,469 91,875 0	$ $ $	896,367 826,840 576,631	— — —	$ $ $	385,875 330,750 209,250	$ $ $	34,635 149,679 85,830	$ $ $	83,066 50,066 50,813	$ $ $	2,043,422 1,965,672 1,382,476
S. A. Byrne, Executive Vice President	2013 2012 2011	$ $ $	547,010 516,462 463,077	$ $ $	192,938 183,750 0	$ $ $	896,366 826,840 576,631	— — —	$ $ $	385,875 367,500 209,250	$ $ $	39,631 170,360 97,692	$ $ $	71,031 49,483 49,768	$ $ $	2,132,851 2,114,395 1,396,418
G. J. Bullwinkel, Jr., Senior Vice President	2013 2012 2011	$ $ $	480,000 477,865 465,000	$ $ $	72,000 72,000 0	$ $ $	634,189 614,191 576,631	— — —	$ $ $	288,000 288,000 209,250	$ $ $	163,104 185,864 205,457	$ $ $	56,775 69,417 73,474	$ $ $	1,694,068 1,707,337 1,529,812
R. T. Lindsay Senior Vice President and General Counsel	2013 2012 2011	$ $ $	404,369 380,019 348,077	$ $ $	61,215 57,750 0	$ $ $	539,224 492,632 381,934	— — —	$ $ $	244,860 231,000 144,375	$ $ $	66,699 54,447 50,723	$ $ $	64,982 37,104 37,530	$ $ $	1,381,349 1,252,952 962,639

(1)	Base salary increases for our Named Executive Officers are discussed under “— Compensation Discussion and Analysis — Base Salaries” beginning on page 26.

(2)	No discretionary bonus awards under the Short-Term Annual Incentive Plan were granted for 2011. For 2012, discretionary bonus awards were granted as permitted under the 2012 Short-Term Annual Incentive Plan. For 2013, discretionary bonus awards were granted as permitted under the 2013 Short-Term Annual Incentive Plan, which are discussed in further detail under “— Compensation Discussion and Analysis — Short-Term Annual Incentive Plan — Discretionary Bonus Award” on page 29.

(3)	The information in this column relates to performance share and restricted stock unit awards (liability awards) under the Long-Term Equity Compensation Plan. This Plan is discussed under “— Compensation Discussion and Analysis — Long-Term Equity Compensation Plan” beginning on page 29. The amounts in this column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The value of performance share awards is based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For 2013, the maximum values of the performance shares, assuming the highest levels of performance, would be as follows: Mr. Marsh $3,796,150; Mr. Addison $1,259,980; Mr. Byrne $1,259,980; Mr. Bullwinkel $891,430; and Mr. Lindsay $757,916. The assumptions made in the valuation of stock awards are set forth in Note 9 to our audited financial statements for the year ended December 31, 2013, which are included in our Form 10-K for the year ended December 31, 2013, and with this proxy statement.

(4)	Payouts under the Short-Term Annual Incentive Plan were based on the levels at which we achieved growth in earnings per share and business objectives and at which our Named Executive Officers achieved their individual and business unit financial and strategic objectives, as discussed in further detail under “ — Compensation Discussion and Analysis — Short-Term Annual Incentive Plan” beginning on page 26.

(5)	The aggregate change in the actuarial present value of each Named Executive Officer’s accumulated benefits under SCANA’s Retirement Plan and Supplemental Executive Retirement Plan from the pension plan measurement date used for financial statement reporting purposes with respect to the audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to the audited financial statements for the covered fiscal year shown, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. These plans are discussed under “— Compensation Discussion and Analysis — Retirement and Other Benefit Plans” beginning on page 34, “— Defined Benefit Retirement Plan” beginning on page 42, “— Supplemental Executive Retirement Plan” beginning on page 42, and “— Potential Payments Upon Termination or Change in Control — Retirement Benefits — Supplemental Executive Retirement Plan” beginning on page 48.

(6)	Includes all other compensation paid to each Named Executive Officer, including Company contributions to the 401(k) Plan and the Executive Deferred Compensation Plan, imputed income for disability insurance and aircraft use, if any, tax reimbursements with respect to perquisites or other personal benefits, life insurance premiums on policies owned by Named Executive Officers, and perquisites that exceeded $10,000 in the aggregate for any Named Executive Officer. For 2013, the Company contributions to defined contribution plans were as follows: Mr. Marsh $130,375; Mr. Addison $58,057; Mr. Byrne $65,775; Mr. Bullwinkel $50,400; and Mr. Lindsay $59,147. Perquisites that exceeded an aggregate of $10,000 for any of our Named Executive Officers were as follows: Mr. Addison $18,445, consisting of financial planning services, an executive physical, residential security system capital installation and improvement costs, and maintenance and monitoring of residential security systems. Life insurance premiums on policies owned by the Named Executive Officers did not exceed $10,000 for any Named Executive Officer.

2013 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information about each grant of an award made to a Named Executive Officer under our compensation plans during 2013.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
K. B. Marsh	2-20-2013	$478,319	$956,637	$1,434,956
	2-20-2013				11,124	44,497	77,870		—	—	$2,169,229
	2-20-2013							10,902			$531,473
J. E. Addison	2-20-2013	$192,938	$385,875	$578,813
	2-20-2013				3,692	14,769	25,846		—	—	$719,989
	2-20-2013							3,618			$176,378
S. A. Byrne	2-20-2013	$192,938	$385,875	$578,813
	2-20-2013				3,692	14,769	25,846		—	—	$719,989
	2-20-2013							3,618			$176,378
G. J. Bullwinkel, Jr.	2-20-2013	$144,000	$288,000	$432,000
	2-20-2013				2,612	10,449	18,286		—	—	$509,389
	2-20-2013							2,560			$124,800
R. T. Lindsay	2-20-2013	$122,430	$244,860	$367,290
	2-20-2013				2,221	8,884	15,547		—	—	$433,095
	2-20-2013							2,177			$106,129

(1)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum awards that could have been paid under the 2013 Short-Term Annual Incentive Plan if performance criteria were met. Awards were based 25% on our achieving earnings per share objectives and 75% on our Named Executive Officers achieving business and individual performance objectives. For 2013, our basic earnings per share were $3.40 and all of the Named Executive Officers met all of their individual and business unit strategic objectives. Accordingly, awards were earned at 100% on the earnings per share portion of the award (25% of total target award shown in column (d)), and at 100% on the individual and business unit strategic objectives portion of the award (75% of total target award shown in column (d)), resulting in 100% of the total target award shown in column (d) being earned for all Named Executive Officers. A discussion of the 2013 Short-Term Annual Incentive Plan is included under “— Compensation Discussion and Analysis — Short-Term Annual Incentive Plan” beginning on page 26. See also, “—Compensation Discussion and Analysis — Short-Term Annual Incentive Plan — Discretionary Bonus Award” beginning on page 29.

(2)	Represents total potential future payouts of the 2013-2015 performance share awards under the Long-Term Equity Compensation Plan. Payout of performance share awards at the end of the 2013-2015 Plan period will be dictated by our performance against pre-determined measures of TSR and growth in GAAP-adjusted basic net earnings per share from operations for each year of the three-year period. Awards for the 2013 performance cycle were not earned for the TSR portion of the award, but were earned at 138.6% for the growth in GAAP-adjusted basic net earnings per share from operations portion of the award. The 2013 earned award with respect to the GAAP-adjusted basic net earnings per share from operations portions of the 2013-2015 performance share awards will not vest until the end of the 2013-2015 period. See — “Compensation Discussion and Analysis — Long-Term Equity Compensation Plan — Components of 2013-2015 Performance Share Awards,” and “— Performance Criteria for the 2013-2015 Performance Share Awards and Earned Awards for the 2013 Performance Cycle” beginning on page 33.

(3)	Represents restricted stock unit awards. Restricted stock unit awards are primarily time based and vest after three years if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or a change in control. See — “Compensation Discussion and Analysis — Long-Term Equity Compensation Plan — 2013-2015 Restricted Stock Unit Awards” beginning on page 34.

(4)	A discussion of the components of the performance share and restricted stock unit awards is included under — “Compensation Discussion and Analysis — Long-Term Equity Compensation Plan — Components of 2013-2015 Performance Share Awards,” and “— Performance Criteria for the 2013-2015 Performance Share Awards and Earned Awards for the 2013 Performance Cycle,” and “— 2013-2015 Restricted Stock Unit Awards” beginning on page 33.

(5)	The grant date fair value of restricted stock unit awards is computed in accordance with FASB ASC Topic 718. The grant date fair value of performance share awards is based on the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table sets forth certain information regarding equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2013.

		Stock Awards
Name (a)	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)(1) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(4) (j)
K. B. Marsh	2-20-13	10,279	$482,393	29,665	$1,392,178
	2-20-13	10,902	$511,631
	2-15-12	32,506	$1,525,507	14,608	$685,553
	2-15-12	11,176	$524,490
J. E. Addison	2-20-13	3,412	$160,125	9,846	$462,073
	2-20-13	3,618	$169,793
	2-15-12	10,923	$512,616	4,909	$230,379
	2-15-12	3,755	$176,222
S. A. Byrne	2-20-13	3,412	$160,125	9,846	$462,073
	2-20-13	3,618	$169,793
	2-15-12	10,923	$512,616	4,909	$230,379
	2-15-12	3,755	$176,222
G. J. Bullwinkel, Jr.	2-20-13	2,414	$113,289	6,966	$326,914
	2-20-13	2,560	$120,141
	2-15-12	8,112	$380,696	3,647	$171,154
	2-15-12	2,789	$130,888
R.T. Lindsay	2-20-13	2,052	$96,300	5,923	$277,966
	2-20-13	2,177	$102,167
	2-15-12	6,507	$305,374	2,925	$137,270
	2-15-12	2,237	$104,982

(1)

The awards granted on February 20, 2013 represent performance shares and restricted stock units awarded under the 2013-2015 performance period of the Long-Term Equity Compensation Plan that have been earned, but have not vested. TSR for the first year of the 2013 – 2015 performance period was at the 24th percentile, resulting in no award being earned on the TSR portion of the performance awards for the first year of the performance period. The growth in GAAP-adjusted basic net earnings per share from operations portion of the performance awards for the first year of the 2013-2015 performance period was earned based on our achieving growth in GAAP-adjusted basic net earnings per share from operations of 6.3% and resulted in the award being earned at 138.6% of target for the first year of the period. The performance shares will vest on December 31, 2015, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control. The restricted stock units will vest January 1, 2016, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control.

The awards granted on February 15, 2012 represent performance shares and restricted stock units awarded under the 2012-2014 performance period of the Long-Term Equity Compensation Plan that have been earned, but have not vested. The TSR portion of the performance awards for the first year of the 2012-2014 performance period was earned at 130%, representing TSR at the 66th percentile. TSR for the second year of the 2012–2014 performance period was at the 24th percentile, resulting in no award being earned on the TSR portion of the performance awards for the second year of the performance period. The growth in GAAP-adjusted basic net earnings per share from operations portion of the performance awards for the first and second years of the 2012-2014 performance period was earned based on our achieving growth in GAAP-adjusted basic net earnings per share from operations of 6.3% and resulted in the award being earned at 157.5% of target for both years of the period. The performance shares will vest on December 31, 2014, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control. The restricted stock units will vest January 1, 2015, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control.

(2)	The market value of these awards is based on the closing market price of our common stock on the New York Stock Exchange on December 31, 2013 of $46.93.

(3)	The awards granted on February 20, 2013 represent performance shares remaining in the 2013-2015 performance period that have not been earned. Assuming the performance criteria are met and the reported payout levels are sustained, these performance shares will vest on December 31, 2015, subject to exceptions for retirement, death, disability, or change in control. The awards granted on February 15, 2012 represent performance shares remaining in the 2012-2014 performance period that have not been earned. Assuming the performance criteria are met and the reported payout levels are sustained, these performance shares will vest on December 31, 2014, subject to exceptions for retirement, death, disability, or change in control.

(4)	For each of the 2014 and 2015 cycles remaining in the 2013-2015 awards, performance shares tracking against TSR (50% of performance share award) are projected to result in a less than threshold payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the threshold performance measure for the 2014 and 2015 TSR portions of the performance shares. Performance shares tracking against growth in GAAP-adjusted basic net earnings per share from operations (50% of performance share award) for the 2014 and 2015 cycles remaining in the 2013-2015 awards are projected to result in a greater than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the maximum performance measure for the 2014 and 2015 growth in GAAP-adjusted basic net earnings per share from operations portions of the performance shares.

For the 2014 cycle remaining in the 2012-2014 awards, performance shares tracking against TSR (50% of performance share award) are projected to result in a less than threshold payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the 2012-2014 threshold performance measure for the 2014 TSR portion of the performance shares. Performance shares tracking against growth in GAAP-adjusted basic net earnings per share from operations (50% of performance share award) for the 2014 cycle remaining in the 2012-2014 awards are projected to result in a greater than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the maximum performance measure for the 2014 growth in GAAP-adjusted basic net earnings per share from operations portion of the performance shares.

2013 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information about stock awards that vested for each Named Executive Officer during 2013. None of our employees, including the Named Executive Officers, currently hold stock options.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(1) (d)	Value Realized on Vesting ($)(1) (e)
K. B. Marsh	—	—	23,018 6,275	$ $	1,080,235 295,364
J. E. Addison	—	—	10,058 2,742	$ $	472,022 129,066
S. A. Byrne	—	—	10,058 2,742	$ $	472,022 129,066
G. J. Bullwinkel, Jr.	—	—	10,058 2,742	$ $	472,022 129,066
R. T. Lindsay	—	—	6,663 1,816	$ $	312,695 85,479

(1)	Represents the 2011-2013 performance share awards and restricted stock unit awards that vested at the end of the three-year vesting period. For a discussion of these awards, see “Long-Term Equity Compensation Plan — Performance Criteria for the 2011-2013 Performance Share Awards and Earned and Vested Awards for the 2011-2013 Performance Period” and “— 2011-2013 Restricted Stock Unit Awards.” Dollar amounts in column (e) are calculated by multiplying the number of performance shares shown in column (d) by the closing price of SCANA common stock on the vesting date (December 31, 2013) and by multiplying the number of shares of restricted stock units by the opening price of SCANA common stock on the vesting date. In addition to the amounts above, on the vesting date, each Named Executive Officer also received dividend equivalents on the shares listed above.

PENSION BENEFITS

The following table sets forth certain information relating to our Retirement Plan and Supplemental Executive Retirement Plan.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(1)(2) (d)	Payments During Last Fiscal Year($) (e)
K. B. Marsh	SCANA Retirement Plan	29	$752,168	$0
	SCANA Supplemental Executive Retirement Plan	29	$1,173,626	$0
J. E. Addison	SCANA Retirement Plan	22	$321,777	$0
	SCANA Supplemental Executive Retirement Plan	22	$373,374	$0
S. A. Byrne	SCANA Retirement Plan	18	$296,420	$0
	SCANA Supplemental Executive Retirement Plan	18	$586,971	$0
G. J. Bullwinkel, Jr.	SCANA Retirement Plan	42	$1,639,723	$0
	SCANA Supplemental Executive Retirement Plan	42	$1,310,265	$0
R. T. Lindsay	SCANA Retirement Plan	4	$104,872	$0
	SCANA Supplemental Executive Retirement Plan	4	$127,350	$0

(1)	Computed as of December 31, 2013, the plan measurement date used for financial statement reporting purposes.

(2)	Present value calculation determined using current account balances for each Named Executive Officer as of December 31, 2013, based on assumed retirement at normal retirement age (specified as age 65) and other assumptions as to valuation method, interest rate, discount rate and other material factors as set forth in Note 8 to our audited financial statements for the year ended December 31, 2013, which are included in our Form 10-K for the year ended December 31, 2013, and with this Proxy Statement.

The SCANA Retirement Plan is a tax qualified defined benefit plan and the Supplemental Executive Retirement Plan is a nonqualified deferred compensation plan. The Plans provide for full vesting after three years of service or after reaching age 65. All Named Executive Officers are fully vested in both Plans. As of December 31, 2013, the Retirement Plan and the SERP were both closed to new employees and rehired employees. Current participants in the Retirement Plan and the SERP who continue to meet eligibility requirements will continue to earn benefits until December 31, 2023. Effective January 1, 2024, participants will no longer earn any future benefit accruals under these plans except that participants under the cash balance formula will continue to earn interest credits.

Defined Benefit Retirement Plan

The SCANA Retirement Plan (the “Retirement Plan”) is a tax qualified defined benefit retirement plan. The plan uses a mandatory cash balance benefit formula for employees hired on or after January 1, 2000. Effective July 1, 2000, SCANA employees hired prior to January 1, 2000 were given the choice of remaining under the Retirement Plan’s final average pay formula or switching to the cash balance formula. All the Named Executive Officers participate under the cash balance formula of the Retirement Plan.

The cash balance formula is expressed in the form of a hypothetical account balance. Account balances are increased monthly by interest and compensation credits. The interest rate used for accumulating account balances is determined annually based on 30-year treasury securities and the applicable segment rates determined under Internal Revenue Code Section 417(c)(3)(D) calculated using the rates for December of the previous calendar year. Compensation credits equal 5% of compensation up to the Social Security wage base and 10% of compensation in excess of the Social Security wage base.

Supplemental Executive Retirement Plan

In addition to the Retirement Plan, we provide a Supplemental Executive Retirement Plan (the “SERP”) for certain eligible employees, including the Named Executive Officers. The SERP is an unfunded plan that provides for benefit payments in addition to benefits payable under the qualified Retirement Plan in order to replace benefits lost in the Retirement Plan because of Internal Revenue Code maximum benefit limitations. The SERP is discussed under the caption “ — Potential Payments Upon Termination or Change in Control — Retirement Benefits” beginning on page 48, and under the caption “ — Compensation Discussion and Analysis — Retirement and Other Benefit Plans” beginning on page 34.

2013 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information with respect to the Executive Deferred Compensation Plan:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)
K. B. Marsh	$115,366	$115,076	$122,495	—	$1,911,561
J. E. Addison	$42,878	$42,757	$102,987	—	$737,165
S. A. Byrne	$50,596	$50,475	$62,594	—	$1,183,349
G. J. Bullwinkel, Jr.	$35,100	$35,100	$110,132	—	$2,531,102
R. T. Lindsay	$455,829	$43,847	$78,131	—	$1,121,389

(1)	The amounts reported in columns (b) and (c) are reflected in columns (c) and (i), respectively, of the Summary Compensation Table. No amounts in column (d) are reported, or have been previously reported, in the Summary Compensation Table as there were no above market or preferential earnings credited to any Named Executive Officer’s account. The portions of the amounts reported in column (f), that represent Named Executive Officer and Company contributions, were previously reported in columns (c) and (i), respectively, of the 2012 and 2011 Summary Compensation Tables in the following amounts: Mr. Marsh $131,176 for 2012, $219,610 for 2011; Mr. Addison $56,809 for 2012, $55,252 for 2011; Mr. Byrne $56,809 for 2012, $58,117 for 2011; Mr. Bullwinkel $52,385 for 2012, $59,880 for 2011; and Mr. Lindsay $350,481 for 2012, $88,126 for 2011. For prior years, amounts would have been included in the Summary Compensation Table when required by the rules of the Securities and Exchange Commission.

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan (the “EDCP”) is a nonqualified deferred compensation plan in which our senior executive officers, including Named Executive Officers, may participate if they choose to do so. Each participant may elect to defer up to 25% of that part of his or her eligible earnings (as defined in the SCANA Corporation Stock Purchase-Savings Plan, our 401(k) plan), that exceeds the limitation on compensation otherwise required under Internal Revenue Code Section 401(a)(17), without regard to any deferrals or the foregoing of compensation. For 2013, participants could defer eligible earnings in excess of $255,000. In addition, a participant may elect to defer up to 100% of any performance share award for the year under our Long-Term Equity Compensation Plan. We match the amount of compensation deferred by each participant up to 6% of the participant’s eligible earnings (excluding performance share awards) in excess of the Internal Revenue Code Section 401(a)(17) limit.

We record the amount of each participant’s deferred compensation and the amount we match in a ledger account and credit a rate of return to each participant’s ledger account based on hypothetical investment alternatives chosen by the participant. The internal committee that administers the EDCP designates various hypothetical investment alternatives from which the participants may choose. Using the results of the hypothetical investment alternatives chosen, we credit each participant’s ledger account with the amount it would have earned if the account amount had been invested in that alternative. If the chosen hypothetical investment alternative loses money, the participant’s ledger account is reduced by the corresponding amount. All amounts credited to a participant’s ledger accounts continue to be credited or reduced pursuant to the chosen investment alternatives until such amounts are paid in full to the participant or his or her beneficiary. No actual investments are made. The investment alternatives are only used to generate a rate of increase (or decrease) in the ledger accounts, and amounts paid to participants are solely our obligation. In connection with this Plan, the Board has established a grantor trust (known as the “SCANA Corporation Executive Benefit Plan Trust”) for the purpose of accumulating funds to satisfy the obligations we incur under the EDCP. At any time prior to a change in control we may transfer assets to the trust to satisfy all or part of our obligations under the EDCP. Notwithstanding the establishment of the trust, the right of participants to receive future payments is an unsecured claim against us. The trust has been partially funded with respect to ongoing deferrals and Company matching funds since October 2001.

In 2013, the Named Executive Officers’ ledger accounts were credited with earnings or losses based on the following hypothetical investment alternatives and rates of returns:

Wells Fargo Stable Return Fund C (+1.45%); PIMCO Total Return ( -1.92%); Dodge & Cox Common Stock (+40.55%); Janus Research Fund (+35.36%); T. Rowe Price Mid Cap Value (+31.54%); Managers AMG TimesSquare Mid Cap Growth Fund (+36.72%); RS Partners (+42.68%); ING Small Cap Opportunities (+37.94%); American Funds Europacific Growth (+18.22%); Dodge & Cox International Stock Fund (+26.31%); SCANA Corporation Stock (+7.24%); Vanguard 500 Index Fund (+32.33%); Vanguard Target Retirement Income (+5.87%); Vanguard Target Retirement 2015 (+13.00%); Vanguard Target Retirement 2020 (+15.85%); Vanguard Target Retirement 2025 (+18.14%); Vanguard Target Retirement 2030 (+20.49%); Vanguard Target Retirement 2035 (+22.82%); Vanguard Target Retirement 2040 (+24.37%); Vanguard Target Retirement 2045 (+24.37%); Vanguard Target Retirement 2050 (+24.34%); Vanguard Target Retirement 2055 (+24.33%); Vanguard Target Retirement 2060 (+24.35%).

The measures for calculating interest or other plan earnings are based on the investments chosen by the manager of each investment vehicle, except the SCANA Corporation stock, the earnings of which are based on the value of our common stock.

The hypothetical investment alternatives may be changed at any time on a prospective basis by the participants in accordance with the telephone, electronic, and written procedures and forms adopted by the committee for use by all participants on a consistent basis.

Participants may elect the deferral period for each separate deferral made under the Plan. Participants may elect to defer payment of eligible earnings or performance share awards until their termination of employment or until a date certain prior to termination of employment. Any post-2004 deferrals and hypothetical earnings thereon must be payable at the same date certain if the date certain payment alternative is chosen. In accordance with procedures established by the committee, with respect to any deferrals to a date certain, a participant may request that the committee approve an additional deferral period of at least 60 months as to any post-2004 deferrals and hypothetical earnings thereon, or at least 12 months as to any pre-2005 deferrals and hypothetical earnings thereon. The request must be made at least 12 months before the expiration of the date certain deferral period for which an additional deferral period is being sought. Notwithstanding a participant’s election of a date certain deferral period or any modification thereof as discussed above, deferred amounts will be paid, or begin to be paid as soon as practicable after the earliest to occur of participant’s death, termination of employment, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability. “Termination of employment” is defined by the EDCP as any termination of the participant’s employment relationship with us and any of our affiliates, and, with respect to post-2004 deferrals and hypothetical earnings thereon, the participant’s separation from service from us and our affiliates as determined under Internal Revenue Code section 409A and the guidelines issued thereunder.

Participants also elect the manner in which their deferrals and hypothetical earnings thereon will be paid. For amounts earned and vested after January 1, 2005, distribution and withdrawal elections are subject to Internal Revenue Code Section 409A. All amounts payable at a date certain prior to participant’s termination of employment, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, must be paid in the form of a single cash payment. Payments made after termination of employment, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, will also be paid in the form of a single cash payment. Instead of a single cash payment, a participant may, however, elect to have all amounts payable as a result of termination of employment after attainment of age 55, death while employed and after attainment of age 55, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, termination of employment due to disability, paid in the form of annual installments over a period not to exceed five years with respect to post-2004 deferrals and hypothetical earnings thereon or 15 years with respect to pre-2005 deferrals and hypothetical earnings thereon.

Payments as a result of a separation from service of post-2004 deferrals and hypothetical earnings thereon to persons who are “specified employees” under our procedures adopted in accordance with Internal Revenue Code Section 409A and guidance thereunder (certain officers and executive officers) must be deferred until the earlier of (i) the first day of the seventh month following the participant’s separation from service or (ii) the date of the participant’s death.

A participant may request and receive, with the approval of the committee, an acceleration of the payment of some or all of the participant’s ledger account due to severe financial hardship as the result of certain extraordinary and unforeseeable circumstances arising as a result of events beyond the individual’s control. With respect to pre-2005 deferrals and hypothetical earnings thereon, a participant may also obtain a single lump sum payment of this ledger account on an accelerated basis by forfeiting 10% of the amount accelerated or by making the election, not less than 12 months prior to the date on which the accelerated payment is to be made, to accelerate the payment to a date not less than 12 months before the payment otherwise would be made. Additionally, the Plan provides for the acceleration of payments following a change in control of our Company. The change in control provisions are discussed under “— Potential Payments Upon Termination or Change in Control  — Change in Control Arrangements.”

Potential Payments Upon Termination or Change in Control

Change in Control Arrangements

Effective December 31, 2009, we terminated the SCANA Corporation Key Executive Severance Benefits Plan, which provided for payment of benefits immediately upon a change in control unless the Plan was terminated prior to the change in control. Also as of December 31, 2009, we amended our change in control benefits to eliminate excise tax gross ups.

Triggering Events for Payments under the Supplementary Key Executive Severance Benefits Plan

The SCANA Corporation Supplementary Key Executive Severance Benefits Plan (the “Supplementary Severance Plan”) provides for payments to our senior executive officers in connection with a change in control of our Company. The Supplementary Severance Plan provides for payment of benefits if, within 24 months after a change in control, we terminate a senior executive officer’s employment without just cause or if the senior executive officer terminates his or her employment for good reason.

Our Supplementary Severance Plan is intended to advance the interests of our Company by providing highly qualified executives and other key personnel with an assurance of equitable treatment in terms of compensation and economic security and to induce continued employment with the Company in the event of certain changes in control. We believe that an assurance of equitable treatment will enable valued executives and key personnel to maintain productivity and focus during a period of significant uncertainty inherent in change in control situations. We also believe that compensation plans of this type aid the Company in attracting and retaining the highly qualified professionals who are essential to our success. The structure of the plan, and the benefits which might be paid in the event of a change in control, are reviewed as part of the Compensation Committee’s annual review of tally sheets for each senior executive officer.

The Supplementary Severance Plan provides that a “change in control” will be deemed to occur under the following circumstances:

•	if any person or entity becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the outstanding shares of our common stock;

•

if, during a consecutive two-year period, a majority of our directors cease to be individuals who either (i) were directors on the Board at the beginning of such period, or (ii) became directors after the beginning of such period but whose election by the Board, or nomination for election by our shareholders, was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period, or whose election or nomination for election was previously so approved;

•

if (i) we consummate a merger or consolidation of our Company with another corporation (except a merger or consolidation in which our outstanding voting shares prior to such transaction continue to represent at least 80% of the combined voting power of the surviving entity’s outstanding voting shares after such transaction), or (ii) our shareholders approve a plan of complete liquidation of our Company, or an agreement to sell or dispose of all or substantially all of our assets; or

•

if we consummate the sale of the stock of, or our shareholders approve a plan of complete liquidation of, or an agreement for the sale or disposition of substantially all of the assets of South Carolina Electric & Gas Company, Carolina Gas Transmission Corporation or any of our other subsidiaries that the Board designates to be a material subsidiary. This last provision would constitute a change in control only with respect to participants exclusively assigned to the affected subsidiary.

As noted above, benefits under the Supplementary Severance Plan would be triggered if, within 24 months after a change in control, we terminated the senior executive officer’s employment without just cause or if the senior executive officer terminated his or her employment for good reason. Under the plan, we would be deemed to have “just cause” for terminating the employment of a senior executive officer if he or she:

•	willfully and continually failed to substantially perform his or her duties after we made demand for substantial performance;

•	willfully engaged in conduct that is demonstrably and materially injurious to us; or

•	were convicted of a felony or certain misdemeanors.

A senior executive officer would be deemed to have “good reason” for terminating his or her employment if, after a change in control, without his or her consent, any one or more of the following occurred:

•	a material diminution in his or her base salary;

•	a material diminution in his or her authority, duties, or responsibilities;

•

a material diminution in the authority, duties, or responsibilities of the supervisor to whom he or she is required to report, including a requirement that he or she report to one of our officers or employees instead of reporting directly to the Board;

•	a material diminution in the budget over which he or she retains authority;

•	a material change in the geographic location at which he or she must perform services; or

•	any other action or inaction that constitutes a material breach by us of the agreement under which he or she provides services.

Potential Benefits Payable under the Supplementary Severance Plan

The benefits we would be required to pay our senior executive officers under the Supplementary Severance Plan immediately upon the occurrence of a triggering event subsequent to a change in control are as follows:

•

an amount intended to approximate 2.5 times the sum of: (i) his or her annual base salary (before reduction for certain pre-tax deferrals) in effect as of the change in control, plus (ii) his or her full targeted annual incentive opportunity in effect as of the change in control;

•	an amount equal to the participant’s full targeted annual incentive opportunity in effect under each existing annual incentive plan or program for the year in which the change in control occurs;

•

if the participant’s benefit under the SERP is determined using the final average pay formula under the Retirement Plan, an amount equal to the present lump sum value of the actuarial equivalent of his or her accrued benefit under the Retirement Plan and the SERP through the date of the change in control, calculated as though he or she had attained age 65 and completed 35 years of benefit service as of the date of the change in control, and as if his or her final average earnings under the Retirement Plan equaled the amount determined after applying cost-of-living increases to his or her annual base salary from the date of the change in control until the date he or she would reach age 65, and without regard to any early retirement or other actuarial reductions otherwise provided in any such plan (this benefit will be offset by the actuarial equivalent of the participant’s benefit provided by the Retirement Plan and the Participant’s benefit under the SERP);

•

if the participant’s benefit under the SERP is determined using the cash balance formula under the Retirement Plan, an amount equal to the present value as of the date of the change in control of his or her accrued benefit, if any, under our SERP, determined prior to any offset for amounts payable under the Retirement Plan, increased by the present value of the additional projected pay credits and periodic interest credits that would otherwise accrue under the plan (based on the plan’s actuarial assumptions) assuming that he or she remained employed until reaching age 65, and reduced by his or her cash balance account under the Retirement Plan, and further reduced by an amount equal to his or her benefit under the SERP;

•

an amount equal to the value of all amounts credited to each participant’s EDCP ledger account as of the date of the change in control, plus interest on the benefits payable under the EDCP at a rate equal to the sum of the prime interest rate as published in the Wall Street Journal on the most recent publication date prior to the date of the change in control plus 3%, calculated through the end of the month preceding the month in which the benefits are distributed, reduced by the value of his or her benefit under the EDCP as of the date of the change in control; and

•

an amount equal to the projected cost for medical, long-term disability and certain life insurance coverage for three years following the change in control as though he or she had continued to be our employee.

In addition to the benefits above (unless their agreements with us provide otherwise), our senior executive officers would also be entitled to benefits under our other plans in which they participate as follows:

•	a benefit distribution under the Long-Term Equity Compensation Plan equal to 100% of the target awards for all performance periods not completed as of the date of the change in control, if any; and

•	any amounts previously earned, but not yet paid, under the terms of any of our other plans or programs.

Calculation of Benefits Potentially Payable to our Named Executive Officers under the Supplementary Severance Plan if a Triggering Event had Occurred as of December 31, 2013

The Supplementary Severance Plan provides that, if (i) we had been subject to a change in control in the past 24 months, and (ii) as of December 31, 2013, either we had terminated the employment of any of our Named Executive Officers without just cause or they had terminated their employment for good reason, such terminated Named Executive Officer would have been immediately entitled to all of the benefits outlined below, together with interest, calculated as outlined above under “ — Potential Benefits Payable under the Supplementary Severance Plan,” on his EDCP account balance. The actual amount of any such additional interest payment would depend upon the date the change in control occurred.

Mr. Marsh would have been entitled to the following: an amount equal to 2.5 times his 2013 base salary and target short-term incentive award — $5,048,918; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $1,177,954; an amount equal to insurance continuation benefits for three years — $64,161; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2013, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $3,223,059; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $818,975. The total value of these change in control benefits would have been $10,333,067. In addition, Mr. Marsh would have been paid amounts previously earned, but not yet paid, as follows: 2013 actual short-term annual incentive award — $1,147,965; 2013 actual long-term equity award — $1,549,892; EDCP account balance — $1,911,560; SERP and Retirement Plan account balances — $2,058,259; vacation accrual — $43,437; as well as his 401(k) Plan account balance.

Mr. Addison would have been entitled to the following: an amount equal to 2.5 times his 2013 base salary and target short-term incentive award — $2,342,813; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $729,210; an amount equal to insurance continuation benefits for three years — $70,953; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2013, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,200,798; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $304,904. The total value of these change in control benefits would have been $4,648,678. In addition, Mr. Addison would have been paid amounts previously earned, but not yet paid, as follows: 2013 actual short-term annual incentive award — $463,050; 2013 actual long-term equity award — $677,248; EDCP account balance — $737,164; SERP and Retirement Plan account balances — $781,134; vacation accrual — $6,626; as well as his 401(k) Plan account balance.

Mr. Byrne would have been entitled to the following: an amount equal to 2.5 times his 2013 base salary and target short-term incentive award — $2,342,813; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $735,798; an amount equal to insurance continuation benefits for three years — $53,277; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2013, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,200,798; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $304,904. The total value of these change in control benefits would have been $4,637,590. In addition, Mr. Byrne would have been paid amounts previously earned, but not yet paid, as follows: 2013 actual short-term annual incentive award — $463,050; 2013 actual long-term equity award — $677,248; EDCP account balance — $1,183,348; SERP and Retirement Plan account balances — $984,539; vacation accrual — $37,103; as well as his 401(k) Plan account balance.

Mr. Bullwinkel would have been entitled to the following: an amount equal to 2.5 times his 2013 base salary and target short-term incentive award — $1,920,000; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $0; an amount equal to insurance continuation benefits for three years — $52,155; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2013, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,023,074; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $259,570. The total value of these change in control benefits would have been $3,254,799. In addition, Mr. Bullwinkel would have been paid amounts previously earned, but not yet paid, as follows: 2013 actual short-term annual incentive award — $345,600; 2013 actual long-term equity award — $677,248; EDCP account balance — $2,531,102; SERP and Retirement Plan account balances — $2,949,988; vacation accrual — $14,769; as well as his 401(k) Plan account balance.

Mr. Lindsay would have been entitled to the following: an amount equal to 2.5 times his 2013 base salary and target short-term incentive award — $1,632,400; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $81,438; an amount equal to insurance continuation benefits for three years — $52,335; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2013, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $749,378; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $190,207. The total value of these change in control benefits would have been $2,705,759. In addition, Mr. Lindsay would have been paid amounts previously earned, but not yet paid, as follows: 2013 actual short-term annual incentive award — $293,832; 2013 actual long-term equity award — $448,624; EDCP account balance — $1,121,389; SERP and Retirement Plan account balances — $235,486; vacation accrual — $9,673; as well as his 401(k) Plan account balance.

Retirement Benefits

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (the “SERP”) is an unfunded nonqualified defined benefit plan. The SERP was established for the purpose of providing supplemental retirement income to certain of our employees, including the Named Executive Officers, whose benefits under the Retirement Plan are limited in accordance with the limitations imposed by the Internal Revenue Code on the amount of annual retirement benefits payable to employees from qualified pension plans or on the amount of annual compensation that may be taken into account for all qualified plan purposes, or by certain other design limitations on determining compensation under the Retirement Plan.

Subject to the terms of the SERP, a participant becomes eligible to receive benefits under the SERP upon termination of his or her employment with us (or at such later date as may be provided in a participant’s agreement with us), if the participant has become vested in his or her accrued benefit under the Retirement Plan prior to termination of employment. However, if a participant is involuntarily terminated following or incident to a change in control and prior to becoming fully vested in his or her accrued benefit under the Retirement Plan, the participant will automatically become fully vested in his benefit under the SERP and a benefit will be payable under the SERP. The term “change in control” has the same meaning in the SERP as in the Supplementary Severance Plan. See the discussion under “—Change in Control Arrangements.”

The amount of any benefit payable to a participant under the SERP will depend upon whether the participant’s benefit under the SERP is determined using the final average pay formula under the Retirement Plan or the cash balance pay formula under the Retirement Plan. All of our Named Executive Officers participate under the cash balance pay formula of the Retirement Plan. Unless otherwise provided in a participant agreement, the amount of any SERP benefit payable pursuant to the SERP to a participant whose benefit is determined using the final average pay formula under the Retirement Plan will be determined at the time the participant first becomes eligible to receive benefits under the SERP and will be equal to the excess, if any, of:

•

the monthly pension amount that would have been payable at normal retirement age or, if applicable, delayed retirement age under the Retirement Plan (as such terms are defined under the Retirement Plan), to the participant determined based on his or her compensation and disregarding the Internal Revenue Code limitations and any reductions due to the participant’s deferral of compensation under any of our nonqualified deferred compensation plans (other than the SERP), over

•	the monthly pension amount payable to the participant at normal retirement age or, if applicable, delayed retirement age under the Retirement Plan.

The calculation of this benefit assumes that payment is made to the participant at normal retirement age or, if applicable, delayed retirement age under the Retirement Plan, and is calculated using the participant’s years of benefit service and final average earnings as of the date of the participant’s termination of employment.

Unless otherwise provided in a participant agreement, the amount of any benefit payable pursuant to the SERP as of any determination date to a participant whose SERP benefit is determined using the cash balance formula under the Retirement Plan will be equal to:

•

the benefit that otherwise would have been payable under the Retirement Plan as of the determination date, based on his or her compensation and disregarding the Internal Revenue Code limitations, minus

•	the Participant’s benefit determined under the Retirement Plan as of the determination date.

For purposes of the SERP, “compensation” is defined as determined under the Retirement Plan, without regard to the limitation under Section 401(a)(17) of the Internal Revenue Code, including any amounts of compensation otherwise deferred under any non-qualified deferred compensation plan (excluding the SERP).

The benefit payable to a participant under the SERP will be paid, or commence to be paid, as of the first day of the calendar month following the date the participant first becomes eligible to receive a benefit under the SERP (the “payment date”). The form of payment upon distribution of benefits under the SERP will depend upon whether the benefit constitutes a “grandfathered benefit” or a “non-grandfathered benefit.” For purposes of the SERP, “grandfathered benefit” means the vested portion of the benefit payable under the SERP assuming the participant’s determination date is December 31, 2004, increased with interest credits (for a participant whose benefit under the SERP is determined using the cash balance formula under the Retirement Plan) and earnings (for a participant whose benefit under the SERP is determined using the final average pay formula under the Retirement Plan) at the rates determined under the Retirement Plan through any later determination date. A participant’s grandfathered benefit is governed by the terms of the SERP in effect as of October 3, 2004 and will be determined in a manner consistent with Internal Revenue Code Section 409A and the guidance thereunder. “Non-grandfathered benefit” means the portion of the benefit payable under the SERP that exceeds the grandfathered benefit.

With respect to grandfathered benefits, the participant may elect, in accordance with procedures we establish, to receive a distribution of such grandfathered benefit in either of the following two forms of payment:

•	a single sum distribution of the value of the participant’s grandfathered benefit under the SERP determined as of the last day of the month preceding the payment date; or

•

a lifetime annuity benefit with an additional death benefit payment as follows: a lifetime annuity that is the actuarial equivalent of the participant’s single sum amount which provides for a monthly benefit payable for the participant’s life, beginning on the payment date. In addition to this life annuity, commencing on the first day of the month following the participant’s death, his or her designated beneficiary will receive a benefit of 60% of the amount of the participant’s monthly payment continuing for a 15 year period. If, however, the beneficiary dies before the end of the 15 year period, the lump sum value of the remaining monthly payments of the survivor benefit will be paid to the beneficiary’s estate. The participant’s life annuity will not be reduced to reflect the “cost” of providing the 60% survivor benefit feature. “Actuarial equivalent” is defined by the SERP as equality in value of the benefit provided under the SERP based on actuarial assumptions, methods, factors and tables that would apply under the Retirement Plan under similar circumstances.

With respect to non-grandfathered benefits, a participant whose benefit under the SERP is determined using the final average pay formula under the Retirement Plan will receive a distribution of his or her benefit under the SERP as a single sum distribution equal to the actuarial equivalent present value (at the date of the participant’s termination of employment) of the participant’s SERP benefit determined as of normal retirement age, reflecting any terms under the Retirement Plan applicable to early retirement benefits if the participant is eligible for such early retirement benefits.

Except as otherwise provided below, a participant whose benefit under the SERP is determined using the cash balance formula under the Retirement Plan had the opportunity to elect on or before January 1, 2009 to receive a distribution of his non-grandfathered benefit in one of the following forms of payment:

•	a single sum distribution of the value of the participant’s non-grandfathered benefit determined as of the last day of the month preceding the payment date;

•	an annuity for the participant’s lifetime that is the actuarial equivalent of the participant’s single sum amount, and that commences on the payment date; or

•

an annuity that is the actuarial equivalent of the participant’s single sum amount, that commences on the payment date, and that provides payments for the life of the participant and, upon his or her death, continues to pay an amount equal to 50%, 75% or 100% (as elected by the participant prior to benefit commencement) of the annuity payment to the contingent annuitant designated by the participant at the time the election is made.

A participant whose benefit under the SERP is determined using the cash balance formula under the Retirement Plan who first became an eligible employee after 2008, and who was not eligible to participate in the EDCP before becoming eligible to participate in the SERP, may elect at any time during the first 30 days following the date he becomes an eligible employee to receive a distribution of his non-grandfathered benefit in one of the forms specified above.

Participants whose benefits under the SERP are determined using the cash balance formula under the Retirement Plan will receive distributions under the SERP as follows:

•

If a participant has terminated employment before attaining age 55, the participant’s non-grandfathered benefit will be paid in the form of a single sum distribution of the value of the participant’s non-grandfathered benefit determined as of the last day of the month preceding the payment date.

•

If a participant has terminated employment after attaining age 55, and the value of the participant’s non-grandfathered benefit does not exceed $100,000 at the time of such termination of employment, such benefit shall be paid in the form of a single sum distribution of the value of the participant’s non-grandfathered benefit determined as of the last day of the month preceding the payment date.

•

In the absence of an effective election, and assuming that the provisions in the two bullet points immediately above do not apply, non-grandfathered SERP benefits owed to the participant will be paid in the form of an annuity for the participant’s lifetime that is the actuarial equivalent of the participant’s single sum amount, and that commences on the payment date.

A participant who elects, or is deemed to have elected, either the straight life annuity or the joint and survivor annuity described above may, in accordance with procedures established by the Committee, change his election to the other annuity option at any time prior to the payment date.

Unless otherwise provided in a participant agreement, if a participant dies on or after July 1, 2000 and before the payment date, a single sum distribution equal to the value of the participant’s benefit that otherwise would have been payable under the SERP will be paid to the participant’s designated beneficiary as soon as administratively practicable following the participant’s death.

Notwithstanding the foregoing, distribution of any non-grandfathered benefit that is made as a result of a termination of employment for a reason other than death, to persons who are “specified employees” under Internal Revenue Code Section 409A and guidance thereunder (basically, executive officers) must be deferred until the earlier of (i) the first day of the seventh month following the participant’s termination of employment or (ii) the date of the participant’s death.

If a participant is involuntarily terminated following or incident to a change in control, the participant shall automatically become fully vested in his or her benefit under the SERP and such benefits shall become payable.

Calculation of Benefits Potentially Payable to our Named Executive Officers under the SERP if a Triggering Event had Occurred as of December 31, 2013

The lump sum or annuity amounts that would have been payable under the SERP to each of our Named Executive Officers if they had become eligible for benefits as of December 31, 2013 are set forth below. Also set forth below are the payments that would have been made to each Named Executive Officer’s designated beneficiary if the officer had died December 31, 2013.

For Mr. Marsh, the lump sum amount would have been $1,254,353. Alternatively, Mr. Marsh could have elected to receive a lump sum of $883,782 as of December 31, 2013 and monthly payments of $2,124 commencing January 1, 2014 for the remainder of his lifetime. In the event Mr. Marsh had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $1,274 for up to 15 years upon Mr. Marsh’s death. If Mr. Marsh had died December 31, 2013 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $1,254,353.

For Mr. Addison, the lump sum amount would have been $419,557. Alternatively, Mr. Addison could have elected to receive a lump sum of $364,634 as of December 31, 2013 and monthly payments of $292 commencing January 1, 2014 for the remainder of his lifetime. In the event Mr. Addison had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $175 for up to 15 years upon Mr. Addison’s death. If Mr. Addison had died December 31, 2013 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $419,557.

For Mr. Byrne, the lump sum amount would have been $654,179. Alternatively, Mr. Byrne could have elected to receive a lump sum of $494,061 as of December 31, 2013 and monthly payments of $860 commencing January 1, 2014 for the remainder of his lifetime. In the event Mr. Byrne had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $516 for up to 15 years upon Mr. Byrne’s death. If Mr. Byrne had died December 31, 2013 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $654,179.

For Mr. Bullwinkel, the lump sum amount would have been $1,310,265. Alternatively, Mr. Bullwinkel could have elected to receive a lump sum of $492,561 as of December 31, 2013 and monthly payments of $5,403 commencing January 1, 2014 for the remainder of his lifetime. In the event Mr. Bullwinkel had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $3,242 for up to 15 years upon Mr. Bullwinkel’s death. If Mr. Bullwinkel had died December 31, 2013 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $1,310,265.

For Mr. Lindsay, the lump sum amount would have been $129,140. Mr. Lindsay was not eligible for the alternative election providing for a reduced lump sum and lifetime monthly payments. If Mr. Lindsay had died December 31, 2013 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $129,140.

Executive Deferred Compensation Plan

The EDCP is described in the narrative following the 2013 Nonqualified Deferred Compensation table on page 43. As discussed in that section, amounts deferred under the EDCP are required to be paid, or begin to be paid, as soon as practicable following the earliest of a participant’s death, termination of employment, or with respect to pre-2005 deferrals and hypothetical earnings thereon, disability. All amounts payable at a date certain prior to termination of employment, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, must be paid in the form of a single cash payment. Payments made after termination of employment, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, will also be paid in the form of a single cash payment. Instead of a single cash payment, a participant may, however, elect to have all amounts payable as a result of termination of employment after attainment of age 55, death while employed and after attainment of age 55, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, termination of employment due to disability, paid in the form of annual installments over a period not to exceed five years with respect to post-2004 deferrals and hypothetical earnings thereon or 15 years with respect to pre-2005 deferrals and hypothetical earnings thereon. All amounts credited to a participant’s ledger account continue to be hypothetically invested among the investment alternatives until such amounts are paid in full to the participant or his or her beneficiary.

The “Aggregate Balance at Last FYE” column of the 2013 Nonqualified Deferred Compensation table on page 43 shows the amounts that would have been payable under the EDCP to each of our Named Executive Officers, as of December 31, 2013, (i) with respect to amounts payable at a date certain prior to termination of employment, death, or, as to pre-2005 deferrals and hypothetical earnings thereon, disability, and (ii) with respect to amounts payable after termination of employment, death, or, as to pre-2005 deferrals and hypothetical earnings thereon, disability, if they had been paid using the single sum form of payment. If the Named Executive Officers instead chose payment of the deferrals in annual installments, the annual installment payments over the payment periods selected by the Named Executive Officers are estimated as set forth below: Mr. Marsh — $382,312; Mr. Addison — $147,433; Mr. Byrne — $236,670; Mr. Bullwinkel — $506,220; and Mr. Lindsay — $224,278.

Discussion of Plans are Summaries Only

The discussions of our various compensation plans in this “Executive Compensation” section of the Proxy Statement are merely summaries of the Plans and do not create any rights under any of the Plans and are qualified in their entirety by reference to the Plans themselves.

DIRECTOR COMPENSATION

Board Fees

Our Board reviews director compensation every year with guidance from the Nominating and Governance Committee. In making its recommendations, the Committee is required by our Governance Principles to consider that compensation should fairly pay directors for work required in a company of our size and scope, compensation should align directors’ interests with the long-term interests of shareholders, and the compensation structure should be transparent and easy for shareholders to understand. We also consider the risks inherent in board service. Approximately every other year, the Nominating and Governance Committee considers relevant publicly available data in making compensation recommendations. The Committee may also consider recommendations from our Chairman and Chief Executive Officer. Officers who are also directors do not receive additional compensation for their service as directors.

In 2013 we provided the following compensation for non-employee directors:

•

$170,000 in annual fees, consisting of a $102,000 stock retainer which is paid in shares of our common stock and a $68,000 cash retainer. The stock retainer and the cash retainer are payable on a quarterly basis.

•

Committee Chair and Lead Director annual leadership retainer fees, payable in cash, in the following additional amounts: Lead Director — $18,000, Audit Committee Chair — $14,000, Compensation Committee Chair — $8,000, Nominating and Governance Committee Chair — $8,000, Nuclear Oversight Committee Chair — $8,000. A director may only earn one annual leadership retainer fee in the form of either a Committee Chair retainer fee or the Lead Director retainer fee. Such additional Committee Chair and Lead Director retainer fees are also payable on a quarterly basis.

Effective January 1, 2013, all director compensation will be pro-rated for any year of partial service. The annual stock retainer and all fees payable in cash may be deferred at the director’s election pursuant to the terms of the Director Compensation and Deferral Plan discussed below.

Director Compensation and Deferral Plan

Since January 1, 2001, non-employee director compensation and related deferrals have been governed by the SCANA Director Compensation and Deferral Plan. Amounts deferred by directors in previous years under the SCANA Voluntary Deferral Plan continue to be governed by that plan.

Under the Director Compensation and Deferral Plan, instead of receiving quarterly payments of the stock retainer, a director may make an annual irrevocable election to defer all or a portion of the stock retainer into an investment in our common stock, with distribution from the plan to be ultimately payable in shares of our common stock. A director also may elect to defer all or a portion of all other fees into an investment in our common stock or into a growth increment ledger which is credited with growth increments based on the prime interest rate charged from time to time by Wells Fargo Bank, N.A., as determined by us, with distribution from the Plan to be ultimately payable in cash or stock as the Plan may dictate. Amounts payable in our common stock accrue earnings during the deferral period at our dividend rate. All dividends attributable to shares of our common stock credited to each director’s stock ledger account will be converted to additional credited shares of our common stock as though reinvested as of the next business day after the dividend is paid. Directors do not have voting rights with respect to shares credited to their accounts under the Plan. A director’s growth increment ledger will be credited on the first day of each calendar quarter, with a growth increment computed on the average balance in the director’s growth increment ledger during the preceding calendar quarter. The growth increment will be equal to the amount in the director’s growth increment ledger multiplied by the average interest rate we select during the preceding calendar quarter times a fraction the numerator of which is the number of days during such quarter and the denominator of which is 365. Growth increments will continue to be credited until all of a director’s benefits have been paid out of the Plan.

We establish a ledger account for each director that reflects the amounts deferred on his or her behalf and the deemed investment of such amounts into a stock ledger account or a growth investment ledger account. Each ledger account will separately reflect the pre-2005 and post-2004 deferrals and earnings thereon, and the portion of the post-2004 deferrals and earnings thereon payable at a date certain and the portion payable when the director separates from service from the Board. In this discussion, we refer to pre-2005 deferrals as the “pre-2005 ledger account” and to post-2004 deferrals as the “post-2004 ledger account.”

Directors may elect for payment of any post-2004 deferrals to be until the earlier of separation from service from the Board for any reason or a date certain, subject to any limitations we may choose to apply at the time of election. If a participant does not make a payment election with respect to amounts deferred for any deferral period, such deferrals will be paid in a lump sum payment as soon as practicable after the director’s separation from service from the Board.

Subject to the acceleration provisions of the Plan and Board approval with respect to pre-2005 deferrals, a director may elect an additional deferral period of at least 60 months with respect to any previously deferred amount credited to his or her post-2004 ledger account that is payable at a date certain, and an additional deferral period of at least 12 months for each separate deferral credited to his or her pre-2005 ledger account. With respect to amounts deferred until separation from service from the Board, directors may also elect a new manner of payment with respect to any previously deferred amounts, provided that, in the case of amounts credited to post-2004 ledger accounts that are payable on separation from service from the Board, payments are delayed for 60 months from the date payments would otherwise have commenced absent the election. Directors had the opportunity to elect at any time prior to January 1, 2009 to change the deferral period (accelerate or defer) and/or method of payment with respect to any post-2004 ledger account that was not scheduled for payment in 2008, provided such change did not cause any amounts to be paid in 2008 or cause any amounts otherwise payable in 2008 to be deferred to a later year.

Amounts credited to directors’ post-2004 ledger accounts that are scheduled to be paid at a date certain will be paid in the form of a single sum payment as soon as practicable after the date certain. With respect to amounts credited to pre-2005 ledger accounts, and amounts credited to post-2004 ledger accounts that are scheduled to be paid on separation from service from the Board, directors must irrevocably elect (subject to certain permitted changes) to have payment made in accordance with one of the following distribution forms:

•	a single sum payment;

•	a designated number of installments payable monthly, quarterly or annually, as elected (and in the absence of an election, annually), over a specified period not in excess of 20 years; or

•

in the case of a post-2004 ledger account, payments in the form of annual installments with the first installment being a single sum payment of 10% of the post-2004 ledger account determined immediately prior to the date such payment is made and with the balance of the post-2004 ledger account being paid in annual installments over a total specified period not in excess of 20 years.

Such payments will be paid or commence to be paid as soon as practicable after the conclusion of the deferral period elected.

Notwithstanding any payment election made by a director:

•	payments will be paid, or begin to be paid, as soon as practicable following the director’s separation from service from the Board for any reason except as otherwise provided below;

•

if a director dies prior to the payment of all or a portion of the amounts credited to his ledger account, the balance of any amount payable will be paid in a cash lump sum to his designated beneficiaries;

•

if a director ceases to be a non-employee director but thereafter becomes our employee, all pre-2005 ledger accounts will be paid as soon as practicable after he or she becomes our employee in a single lump sum payment and all post-2004 ledger accounts will be paid as soon as practicable after he or she has incurred a separation from service as a nonemployee director (as determined in accordance with Internal Revenue Code Section 409A);

•	if a director’s post-2004 ledger account balance is less than $100,000 ($5,000 for pre-2005 ledger accounts) at the time for payment specified, such amount will be paid in a single payment; and

•

in the case of any post-2004 ledger accounts that are payable on separation from service from the Board and that are subject to an additional deferral period of 60 months as a result of the modification of the manner of payment, no payment attributable to any post-2004 ledger accounts will be accelerated to a date earlier than the expiration of the 60 month period.

We, at our sole discretion, may alter the timing or manner of payment of deferred amounts if the director establishes, to our satisfaction, an unanticipated and severe financial hardship that is caused by an event beyond the director’s control. In such event, we may:

•	provide that all, or a portion of, the amount previously deferred by the director immediately be paid in a lump sum cash payment;

•	provide that all, or a portion of, the installments payable over a period of time immediately be paid in a lump sum cash payment; or

•	provide for such other installment payment schedules as we deem appropriate under the circumstances.

For pre-2005 ledger accounts, severe financial hardship will be deemed to have occurred in the event of the director’s or a dependent’s sudden, lengthy and serious illness as to which considerable medical expenses are not covered by insurance or relative to which there results a significant loss of family income, or other unanticipated events of similar magnitude. For post-2004 ledger accounts, severe financial hardship will be deemed to have occurred from a sudden or unexpected illness or accident of the director or the director’s spouse, beneficiary or dependent, loss of the director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the director’s control.

During 2013, Ms. Miller and Messrs. Micali, Roquemore and Sloan elected to defer 100% of their compensation and earnings and Messrs. Bennett, Hagood and Stowe deferred a portion of their earnings under the Director Compensation and Deferral Plan.

Endowment Plan

In July 2013, the Board closed the SCANA Director Endowment Plan to new participants effective January 1, 2013 after considering management’s recommendation that such a plan may not be perceived as a best corporate governance practice. However, for those participants who remain in the Plan, upon election to their second term, those directors became eligible to participate in the SCANA Director Endowment Plan, which provides for us to make tax deductible, charitable contributions totaling $500,000 to institutions of higher education designated by the director. The Plan was intended to reinforce our commitment to quality higher education and to enhance our ability to attract and retain qualified Board Members. A portion is contributed upon retirement of the director and the remainder upon the director’s death. As of December 31, 2013, the cash obligation under the Plan was $9,900,000 pre-tax and $6,088,500 (assumes 38.5% tax bracket) after-tax. The Plan is funded through insurance policies on the lives of the directors. The 2013 premium for such insurance was $51,485. Currently the premium estimate for 2014 is $34,835.

Designated institutions of higher education in South Carolina, North Carolina and Georgia must be approved by our Chief Executive Officer. Institutions in other states must be approved by the Compensation Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the Plan.

Discussions of Plans are Summaries Only

The discussions of our various plans, including the Director Compensation and Deferral Plan and the Director Endowment Plan, are merely summaries of the plans and do not create any rights under any of the plans, and are qualified in their entirety by reference to the plans themselves.

2013 DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation we paid to each of our non-employee directors in 2013.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($)(4) (h)
B. L. Amick(2)	$39,000	$45,000	—	—	—	—	$84,000
J. A. Bennett	$72,000	$102,000	—	—	—	—	$174,000
J. F.A.V. Cecil(3)	$17,000	$25,500	—	—	—	—	$42,500
S. A. Decker(2)	$30,000	$45,000	—	—	—	—	$75,000
D. M. Hagood	$75,000	$102,000	—	—	—	—	$177,000
J. W. Martin, III	$68,000	$102,000	—	—	—	—	$170,000
J. M. Micali	$68,000	$102,000	—	—	—	—	$170,000
L. M. Miller	$76,000	$102,000	—	—	—	—	$178,000
J. W. Roquemore	$68,000	$102,000	—	—	—	—	$170,000
M. K. Sloan	$76,000	$102,000	—	—	—	—	$178,000
H. C. Stowe	$84,000	$102,000	—	—	—	—	$186,000
A. Trujillo(3)	$17,000	$25,500	—	—	—	—	$42,500

(1)	The stock retainer of $102,000 is required to be paid in our common stock. Shares were issued on January 4, 2013, at a weighted average purchase price of $46.7150, April 1, 2013, at a weighted average purchase price of $50.7400, July 9, 2013, at a weighted average purchase price of $50.1100, and on October 1, 2013, at a weighted average purchase price of $46.0100.

(2)	Mr. Amick and Mrs. Decker no longer served on the Board of Directors following the 2013 Annual Meeting held on April 25, 2013.

(3)	Mr. Cecil and Mr. Trujillo were elected to the Board of Directors on October 10, 2013.

(4)	Fees in excess of $170,000 represent quarterly leadership fees for directors holding a Committee Chair or Lead Director position.

AUDIT COMMITTEE REPORT

In connection with the December 31, 2013 financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent public accountants those matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board; (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and (iv) discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Mr. D. Maybank Hagood (Chairman)

Mr. James M. Micali

Mr. Maceo K. Sloan

Mr. Harold C. Stowe

PROPOSAL 2 — APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as our independent registered public accounting firm for the year ended December 31, 2013, and the Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm to audit our 2014 financial statements. Shareholders are being asked to approve this appointment at the 2014 Annual Meeting.

The Board of Directors unanimously recommends a vote FOR approval of Deloitte & Touche LLP’s 2014 appointment.

Unless you indicate to the contrary, the persons identified as proxies on the accompanying proxy card intend to vote the shares represented by your proxy to approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit our 2014 financial statements.

Representatives of Deloitte & Touche LLP are expected to be present at the 2014 Annual Meeting and available to make such statements as they may desire and to respond to appropriate questions from shareholders.

Pre-Approval of Auditing Services and Permitted Non-Audit Services

Our Audit Committee Charter requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent registered public accounting firm. Pursuant to a policy adopted by the Audit Committee, its Chairman may pre-approve the rendering of services on behalf of the Audit Committee. Decisions by the Chairman to pre-approve the rendering of services are presented to the Audit Committee for approval at its next scheduled meeting.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed to SCANA and its subsidiaries for the fiscal years ended December 31, 2013 and 2012 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates.

	2013	2012
Audit Fees(1)	$2,605,000	$2,432,500
Audit Related Fees(2)	$140,495	$283,104
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$2,745,495	$2,715,604

(1)	Fees for Audit Services billed for 2013 and 2012 consisted of audits of annual financial statements, comfort letters, statutory and regulatory audits, consents and other services related to Securities and Exchange Commission filings, and accounting research.

(2)	Fees primarily for employee benefit plan audits and, in 2012, for non-statutory audit services.

In 2013 and 2012, all of the Audit Fees and Audit Related Fees were approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF DELOITTE & TOUCHE LLP’s 2014 APPOINTMENT.

PROPOSAL 3 — APPROVAL OF BOARD-PROPOSED AMENDMENTS TO ARTICLE 8 OF OUR ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

Background of the Proposal

Our Articles of Incorporation currently provide for a classified Board of Directors divided into three classes, with each class being elected for a three-year term. In 2012 and 2013, we received shareholder proposals recommending the declassification of our Board of Directors. In 2012, 38% of our outstanding shares voted in favor of the proposal, and in 2013, 47% of our outstanding shares voted in favor of the proposal. We also received a shareholder proposal for our 2014 Annual Meeting seeking a shareholder vote on declassification. In light of the apparent growing shareholder support for declassification, the Board has proposed amendments to our Articles of Incorporation to effect declassification, and, is recommending that our shareholders approve such amendments at the 2014 Annual Meeting. Based on our agreement to submit a Board proposal on declassification to shareholders, the shareholder proposal for the 2014 Annual Meeting was withdrawn.

Our Board is committed to strong corporate governance practices. In considering the 2012, 2013 and 2014 shareholder proposals, as well as the growing support of institutional investor groups for annual election of directors, the Board took into account the advantages and disadvantages of a classified Board. In favor of retaining the classified board structure, the Board noted that: a classified board structure provides valuable stability and continuity of leadership; a classified board structure enables us to recruit high quality directors who are willing to invest the time and energy necessary to understand our business, technology, competitive environment and strategic goals; and a classified board structure helps protect shareholder value in case of an unsolicited takeover proposal at an unfair price. In favor of declassification, the Board noted that declassification would allow our shareholders to evaluate all directors annually and would be consistent with the developing view that a declassified board is a corporate governance best practice. The Board also considered that many U.S. public companies have eliminated their classified board structures in recent years based on the perception of a growing number of investors that annual election of directors is the primary means for shareholders to influence corporate governance policies and to increase board accountability.

After carefully reviewing these various considerations, the Board decided to propose amendments to Article 8 of our Articles of Incorporation to declassify the Board and provide for annual election of all directors, and to recommend that our shareholders vote in favor of the amendments.

Proposed Amendments to Article 8 of the Articles of Incorporation

Under the proposed amendments, the annual election of directors would be phased in gradually to assure a smooth transition. If the amendments are adopted, they would become effective upon our filing of articles of amendment with the South Carolina Secretary of State following the 2014 Annual Meeting. Accordingly, directors elected at the 2015 annual meeting and thereafter would be elected to one-year terms. Consistent with our Articles of Incorporation as in effect for the 2014 Annual Meeting, directors to be elected at the 2014 Annual Meeting will be elected to serve three-year terms, expiring at the 2017 annual meeting. Directors elected at the 2013 annual meeting will continue to serve their current terms until the 2016 annual meeting, and directors elected at the 2012 annual meeting will continue to serve their current terms until the 2015 annual meeting. Article 8 of our Articles of Incorporation would also be amended to delete other references to classification of the Board and to provide that a director elected to fill a newly created directorship or vacancy would serve until the next annual meeting of shareholders.

If the proposed amendments to Article 8 of our Articles of Incorporation are not adopted by shareholders, the Board of Directors will remain classified.

Text of the Proposed Amendments

The text of the proposed amendments to our Articles of Incorporation are as follows:

8.A.	The number of directors of the corporation that shall constitute the entire Board of Directors shall be fixed from time to time by or pursuant to the provisions of the By-laws of the corporation. Any such provision shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any director then in office. Upon the adoption of this Section 8.A., Directors elected prior to the 2015 annual meeting of shareholders shall continue to be, and are, divided into three classes (I, II and III), as nearly equal in number as possible, and shall hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their respective elections and until their respective successors are elected and qualified. Directors elected at each annual meeting of shareholders commencing with the annual meeting of shareholders in 2015 shall hold office for a term of one year expiring at the next annual meeting of shareholders and until their respective successors are duly elected and qualified. No person who is not a salaried employee of the corporation who would attain the age of 70 or older during his term of service as a director shall be eligible to be elected a director. No person who is a salaried employee of the corporation who is age 65 or older shall be eligible to be elected a director, and the term of office any director who is a salaried employee of the corporation shall expire upon such director attaining the age of 65 or upon retirement from active service with the corporation, whichever is earlier; provided, however, a person who is the Chief Executive Officer shall be eligible for election as a director even if such person is age 65 or older or has retired from active service with the corporation, and such person’s term shall not expire as a result of attaining age 65 or prior retirement from active service with the corporation.

B.	Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the Board of Directors then in office, although less than a quorum. Directors elected to fill a newly created directorship or other vacancies shall hold office until the next annual meeting of shareholders and until such director’s successor has been elected and has qualified.

C.	No changes to Article 8.C.

D.	Notwithstanding the foregoing, if at any time the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Restated Articles of Incorporation applicable thereto.

Required Vote and Board Recommendation

Our Articles of Incorporation require that, to be adopted, the proposed amendments must be approved by the affirmative vote of at least 80% of all outstanding shares of our common stock. If approved, the amendments will become effective upon filing of articles of amendment with the Secretary of State of South Carolina.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO ARTICLE 8 OF OUR ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS.

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

In 2010, Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which, among other things, imposed a number of new corporate governance requirements on publicly held companies. Section 14A of the Securities Exchange Act of 1934 (the “1934 Act”) adopted under the Dodd-Frank Act requires that, at least every three years at the annual meeting of shareholders, we must submit a separate resolution subject to a non-binding shareholder advisory vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the 1934 Act.

This proposal gives you as a shareholder the opportunity to vote for, against, or abstain from voting, on the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis,’ compensation tables and narrative discussion is hereby APPROVED.”

Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor to create or imply any additional fiduciary duty of the Board. However, the Board will review the voting results, and may, as it did with respect to the results of the vote in 2011, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Shareholders are encouraged to review carefully the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation program.

Board of Directors’ Recommendation

Our overall executive compensation policies and procedures are described in the “Executive Compensation” section, including the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. Our compensation policies and procedures are centered on a pay-for-performance approach that links total rewards to achievement of corporate business unit and individual goals, and are designed to be aligned with the long-term interests of our shareholders, as described in the “Executive Compensation” section. As previously discussed, we have designed our compensation program to reward senior executive officers for their individual and collective performance and for our collective performance in achieving target goals for earnings per share and total shareholder return and other annual and long-term business objectives. We believe our program performs a vital role in keeping executives focused on improving our performance and enhancing shareholder value while rewarding successful individual executive performance in a way that helps to assure retention.

The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure that they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

Our Board and our Compensation Committee believe that our commitment to responsible compensation practices justifies a vote by shareholders for the resolution approving the compensation of our executives as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of beneficial ownership and changes in beneficial ownership of our common stock by our directors, executive officers and greater than 10% beneficial owners. To our knowledge, based solely on a review of Forms 3, 4 and 5 and amendments to such forms furnished to us and written representations made to us, all filings on behalf of such persons were made on a timely basis in 2013.

Shareholder Proposals and Nominations

In order to be considered for inclusion in our Proxy Statement and Proxy Card for the 2015 Annual Meeting of Shareholders, a shareholder proposal must be received by us at SCANA Corporation, c/o Corporate Secretary, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, no later than November 24, 2014. Securities and Exchange Commission rules contain standards for determining whether a shareholder proposal is required to be included in a proxy statement.

Under our bylaws, any shareholder who intends to present a proposal or nominate an individual to serve as a director at the 2015 Annual Meeting must notify us no later than November 24, 2014 of the intention to present the proposal or make the nomination. The shareholder also must comply with the other requirements in the bylaws. Any shareholder may request a copy of the relevant bylaw provision by writing to the Office of the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033.

Expenses of Solicitation

This solicitation of proxies is being made by our Board of Directors. We pay the cost of preparing, assembling and mailing this proxy soliciting material, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. We have retained Georgeson, Inc., 480 Washington Boulevard, Jersey City, NJ 07310, to assist in the solicitation of proxies for the 2014 Annual Meeting and to provide ongoing governance advice and consultation at a fee of $18,000 plus associated costs and expenses.

In addition to the use of the mail, proxies may be solicited personally, by telephone, by email or other electronic means by our officers and employees without additional compensation.

View Proxy Statement and Annual Report Information through the Internet

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR

SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2014:

The Proxy Statement, Notice of 2014 Annual Meeting, Annual Financial Statements, and Management’s Discussion and Analysis and Related Annual Report Information are available through the Internet at www.scana.com under the caption “Investor Relations — Financial Reports — Proxy Statements.”

SCANA shareholders may view proxy statements and annual report information at this website. If you choose to view proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

Availability of Form 10-K

We have filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. A copy of the Form 10-K, including the financial statements and financial statement schedules and a list of exhibits, will be provided without charge to each shareholder to whom this proxy statement is delivered upon our receipt of a written request from such shareholder. The exhibits to the Form 10-K also will be provided upon request and payment of copying charges. Requests for a copy of the Form 10-K should be directed to:

Byron W. Hinson

Director-Investor Relations

SCANA Corporation

220 Operation Way, Mail Code B124

Cayce, South Carolina 29033

Incorporation by Reference

We file various documents with the Securities and Exchange Commission, some of which incorporate information by reference. This means that information we have previously filed with the Securities and Exchange Commission should be considered as part of the filing.

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed to be filed with the Securities and Exchange Commission or incorporated by reference into any of our filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically incorporated by reference therein.

References to Our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Directions to the Annual Meeting

From Charlotte:

•	Take I-77 South to Exit 9-A (Garners Ferry Road).

•	Follow the exit onto Garners Ferry Road under I-77. East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building.

From Charleston:

•	Take I-26 to I-77 North toward Charlotte.

•	Take Exit 9-A and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building.

From Greenville:

•	Take I-26 East toward Columbia/Charleston.

•	Take Exit 116 onto I-77 North toward Charlotte.

•	Take Exit 9-A and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building.

From Downtown (Columbia):

•

Take US 378/76 East (Devine Street/Garners Ferry Road) past the Veterans Administration Hospital (also known as Dorn VA Medical Center) and under the I-77 overpass. East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building.

Tickets to the Annual Meeting

An admission ticket or proof of share ownership as of the record date, March 4, 2014, is required to attend the 2014 Annual Meeting. If you plan to use the admission ticket, please remember to detach it from your proxy card before mailing your proxy card. If you forget to bring the admission ticket, you will be admitted to the meeting only if you are listed as a shareholder of record as of the close of business on March 4, 2014 and bring proof of identification. If you hold your shares through a stockbroker or other nominee, you must provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a brokerage statement showing your share ownership as of March 4, 2014.

If you are a shareholder of record and your shares are owned jointly and you need an additional ticket, you should contact the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, or call 803-217-7568.

SCANA CORPORATION

Gina Champion

Corporate Secretary

March 24, 2014

SCANA Corporation

220 Operation Way

Cayce, SC 29033

www.scana.com

Printed on Recycled Paper

Admission Ticket
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789
ENDORSEMENT_LINE______________ SACKPACK_____________
000004
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions
You can vote by Internet or telephone 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED IN THE SHADED BAR BELOW.
Proxies submitted via Internet or telephone must be received by 5:00 p.m., Eastern Daylight Time, on April 23, 2014.
Vote by Internet
Go to http://proxy.georgeson.com/
Follow the steps outlined on the secure website.
Vote by telephone
Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board recommends a vote FOR all nominees:
1. Election of Class III Nominees – Term Expires 2017: 01 – John F.A.V. Cecil 02 – D. Maybank Hagood 03 – Alfredo Trujillo
For All Nominees
Withhold Authority for All Nominees
For All Nominees Except the Following: Write number(s) of nominees(s)
To vote for all nominees, mark the “For All Nominees” box. To withhold voting for all nominees, mark the “Withhold Authority for All Nominees” box. To withhold voting for a particular nominee, mark the “For All Nominees Except the Following” box and enter the number(s) corresponding with the exception(s) in the space provided. Your shares will be voted for the remaining nominees.
The Board recommends a vote FOR Proposals 2, 3 and 4:
2. Approval of the Appointment of the Independent Registered Public Accounting Firm:
For Against Abstain
3. Approval of Board-Proposed Amendments to Article 8 of our Articles of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of All Directors:
4. Advisory (non-binding) Vote to Approve Executive Compensation:
B Authorized Signatures — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. DATE AND SIGN BELOW
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890
J N T
1UPX
1907141
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
01RYQC

2014 ANNUAL MEETING ADMISSION TICKET
This Admission Ticket or proof of share ownership on the record date of March 4, 2014 is required for admittance to the meeting.
SCANA CORPORATION
April 24, 2014
8:00 A.M. REFRESHMENTS 9:00 A.M. MEETING BEGINS
LEASIDE
100 EAST EXCHANGE PLACE COLUMBIA, SC 29209
PLEASE NOTE: AUDIO OR VISUAL RECORDING AND RELATED EQUIPMENT IS STRICTLY PROHIBITED WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY.
DIRECTIONS TO LEASIDE:
-From I-77 North take Exit 9A onto Garners Ferry Road.
-From I-77 South take Exit 9A and turn right at traffic light onto Garners Ferry Road.
-East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.
-Follow East Exchange Place to Leaside at the end of the street. The parking lot is located in front of the building.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — SCANA CORPORATION
2014 Annual Meeting of Shareholders
Proxy Solicited on behalf of the Board of Directors for Annual Meeting — April 24, 2014
The undersigned hereby appoints K.B. Marsh and J.E. Addison, or either of them, as proxies with full power of substitution, to vote all shares of SCANA Corporation common stock in the undersigned’s name on the shareholder records of SCANA Corporation, at the Annual Meeting of Shareholders on April 24, 2014, and at any adjournment thereof, as instructed on the reverse hereof, and in their discretion upon all other matters that may properly be presented for consideration at the meeting.
Shares will be voted in accordance with your instructions. If no instructions are given, the shares represented by this proxy will be voted “FOR” the election of all nominees as Directors, and “FOR” Proposals 2, 3 and 4.
(Items to be voted appear on reverse side.)
Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.
C Non-Voting Items
Change of Address — Please print new address below.
Comments — Please print your comments below.

March 24, 2014

TO:	All Participants

SCANA Corporation

Stock Purchase Savings Plan

RE:	SCANA Corporation Annual Meeting of Shareholders – April 24, 2014

Enclosed with this letter is your proxy card, which shows the number of shares of SCANA Common Stock in which you have a beneficial interest under the SCANA Corporation Stock Purchase Savings Plan (“the Plan”). You have the right to instruct Bank of America, N.A., as Trustee of the Plan, how these shares should be voted at the Annual Meeting of Shareholders. According to the provisions of the Plan, the Trustee is empowered to vote the shares held in the Plan on behalf of participants in accordance with their directions.

In order for your voting instructions to be received by the Trustee in time to be voted at the Annual Meeting of Shareholders on Thursday, April 24, 2014, your proxy must be received by Tuesday, April 22, 2014. We encourage you to vote your proxy electronically by the internet or telephone. Internet and telephone voting permit you to vote at your convenience, 24 hours a day, seven days a week. You may also complete, date, sign and return the enclosed card promptly in the envelope provided. This will enable the Trustee to obtain your instructions for voting the shares of SCANA Common Stock in your Plan account. Detailed voting instructions are included on your proxy card. In the absence of your instructions, these shares will be voted by the Trustee in the same proportion as the directed shares in the Plan are voted.

The matters to be acted upon at the meeting are more fully set forth in the Notice of Annual Meeting and Proxy Statement, which is also enclosed.

If you have any questions, you may call the SCANA Corporation Employee Stock/Pension Plans Department at 803-217-9465.

Jimmy E. Addison, Chairman

Stock Purchase Savings Plan Committee

SCANA POWER OF LIVING IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 MMMMMMMMM ADD 5 ADD 6 MMMMMMMMMMMM Admission Ticket MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone 24 hours a day, 7 days a week Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED IN THE SHADED BAR BELOW. Proxies submitted via Internet or telephone must be received by 5:00 p.m., Eastern Daylight Time, on April 22, 2014. Vote by Internet Go to http://proxy.georgeson.com/ Follow the steps outlined on the secure website. Vote by telephone Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board recommends a vote FOR all nominees: 1. Election of Class III Nominees – Term Expires 2017: 01 – John F.A.V. Cecil 02 – D. Maybank Hagood 03 – Alfredo Trujillo + For All Nominees Withhold Authority For All Nominees For All Nominees Except the Following: Write number(s) of nominees(s) To vote for all nominees, mark the “For All Nominees” box. To withhold voting for all nominees, mark the “Withhold Authority for All Nominees” box. To withhold voting for a particular nominee, mark the “For All Nominees Except the Following” box and enter the number(s) corresponding with the exception(s) in the space provided. Your shares will be voted for the remaining nominees. The Board recommends a vote FOR Proposals 2, 3 and 4: 2. Approval of the Appointment of the Independent Registered Public Accounting Firm: 3. Approval of Board-Proposed Amendments to Article 8 of our Articles of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of All Directors: 4. Advisory (non-binding) Vote to Approve Executive Compensation: B Authorized Signatures — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. DATE AND SIGN BELOW Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1UPX 1907143 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01RYSC

2014 ANNUAL MEETING ADMISSION TICKET This Admission Ticket or proof of share ownership on the record date of March 4, 2014 is required for admittance to the meeting. SCANA CORPORATION April 24, 2014 8:00 A.M. REFRESHMENTS 9:00 A.M. MEETING BEGINS LEASIDE 100 EAST EXCHANGE PLACE COLUMBIA, SC 29209 PLEASE NOTE: AUDIO OR VISUAL RECORDING AND RELATED EQUIPMENT IS STRICTLY PROHIBITED WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY. DIRECTIONS TO LEASIDE: -From I-77 North take Exit 9A onto Garners Ferry Road. -From I-77 South take Exit 9A and turn right at traffic light onto Garners Ferry Road. -East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites. -Follow East Exchange Place to Leaside at the end of the street. The parking lot is located in front of the building. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. SCANA POWER FOR LIVING + Proxy — SCANA CORPORATION 2014 Annual Meeting of Shareholders Proxy Solicited on behalf of the Board of Directors for Annual Meeting — April 24, 2014 The undersigned hereby appoints K.B. Marsh and J.E. Addison, or either of them, as proxies with full power of substitution, to vote all shares of SCANA Corporation common stock in the undersigned’s name on the shareholder records of SCANA Corporation, at the Annual Meeting of Shareholders on April 24, 2014, and at any adjournment thereof, as instructed on the reverse hereof, and in their discretion upon all other matters that may properly be presented for consideration at the meeting. Shares will be voted in accordance with your instructions. If no instructions are given, the shares represented by this proxy will be voted “FOR” the election of all nominees as Directors, and “FOR” Proposals 2, 3 and 4. (Items to be voted appear on reverse side.) Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.